Exhibit (c)(ii)

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

Project Pinto

MOELIS & COMPANY

Discussion Materials for Transaction Committee

December 21, 2022

Table of Contents

Disclaimer

This presentation has been prepared by Moelis & Company LLC ("Moelis") for exclusive use of the Board of Directors of Pinto (the "Company") in considering the transaction described herein based on information provided by the Company and publicly available information. Moelis has not assumed any responsibility for independently verifying the information herein, Moelis makes no representation or warranty as to the accuracy, completeness or reasonableness of the information herein and Moelis disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company's direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company's direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation speaks only as of its date and Moelis assumes no obligation to update it or to advise any person that its conclusions or advice has changed.

This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient's own judgment. This presentation is not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting or legal advice.

Moelis provides mergers and acquisitions, restructuring and other advisory services to clients and its affiliates manage private investment partnerships. Its personnel may make statements or provide advice that is contrary to information contained in this material. Our proprietary interests may conflict with your interests. Moelis may from time to time have positions in or effect transactions in securities described in this presentation. Moelis may have advised, may seek to advise and may in the future advise or invest in companies mentioned in this presentation.

This presentation is confidential and may not be disclosed to any other person or relied upon without the prior written consent of Moelis.

I. Situation Update

Situation Summary

- Between November 2021 and July 2022, Pinto engaged with multiple parties about a potential transaction, including [redacted], but these discussions ultimately concluded without leading to a transaction
- Following the conclusion of those discussions, Pinto Management focused on its standalone plans, including a hybrid debt / amend & extend refinancing of its $165mm in Convertible Senior Subordinated Notes ("2024 Notes") due on May 1, 2024
  - Management ultimately decided to pause these discussions in light of Pinto's share price post-Q3 2022 earnings and is currently focused on reducing cash burn
  - Management's current standalone financing plan involves a $125mm amend & extend of the 2024 notes, full drawdown of the Company's existing ~$23mm ATM, and an additional $30mm equity financing
- On November 3, Pinto reported Q3 2022 earnings; Pinto traded down ~26% based on lower-than-expected topline growth
  - Following Pinto's Q3 earnings, Management has refined its LRP and reduced long-term revenue projections and associated operating expenses to reflect more modest topline growth and downsized supporting infrastructure
- Following Pinto's Q3 '22 earnings update, [redacted] Management reached out to Pinto's CEO on November 14 to express renewed interest
  - Pinto Management held an update call on November 17 with [redacted]'s CEO and CFO as well as its advisor, [redacted]
  - During this call, Pinto conveyed their willingness to further explore a potential transaction
  - Following the call on November 17, Pinto's CEO had a call with [redacted]'s CEO, who expressed continued interest and ongoing work to deliver a renewed proposal the week of Nov. 21
- On November 26, [redacted] provided a renewed offer of $2.75 / share in [redacted] stock upfront plus a $1.00 / share CVR (payable in cash or stock)
  - Offer represented a ~22 – 66% premium to Pinto's closing share price of $2.26 as of 11/25/2022 and a ~5 – 44% premium to Pinto's 30-day VWAP
  - CVR condition not specified (to be mutually agreed upon)
- Moelis is working with Pinto's Board (including a Transaction Committee) to perform a preliminary standalone financial analysis of the Company to inform its response to [redacted]
  - Pinto's Board opted to delay any response to [redacted]'s renewed offer until after announcing results from the Company's rabbit pilot efficacy study
  - Initial focus on comparing offer vs. standalone value; value will ultimately need to be assessed, following reverse diligence, on a relative basis, including an analysis of [redacted] standalone value and the PF combination

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STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

[redacted] Non-Binding Offer Summary (Received 11/26/2022)

MOELIS & COMPANY

Overview	▪ [redacted] has submitted a non-binding proposal to acquire 100% of the outstanding share capital of Pinto in a 100% stock transaction
Consideration	▪ $2.75 / share upfront plus an additional $1.00 / share contingent value right (payable in cash or stock) — ~22 – 66% premium to Pinto's closing price of $2.26 as of 11/25/2022 — ~5% – 44% premium to Pinto's 30-day VWAP of ~$2.61 as of 11/25/2022 — ~5% – 43% premium to Pinto's 60-day VWAP of ~$2.62 as of 11/25/2022 ▪ CVR condition not specified (to be mutually agreed upon and tied to a future upside event)
Commentary	▪ Noted that market conditions have deteriorated since prior discussions and that Pinto's debt remains a considerable overhang ▪ [redacted] focused on preserving financial flexibility to invest in accelerating Pinto's NTM program and expanding Pinto's PCP sales force ▪ No deadline for Pinto response requested ▪ [redacted] Board of Directors is supportive of the NBO and combination
Exclusivity	▪ Not requested
Advisors	▪ [redacted] (financial)

Situation Overview

Manitoba Proposal History

$ in mm, except per share figures	First [redacted] Offer *(May 4, 2022)*	Pinto Counter *(May 12, 2022)*	[redacted] Counter *(May 18, 2022)*	Pinto Counter *(May 20, 2022)*	[redacted] Counter *(May 28, 2022)*	"Final" [redacted] Counter *(June 5, 2022)*	Latest [redacted] Counter *(November 25, 2022)*
Upfront	$2.75 - $3.75 / share	$4.00 / share	$2.75 - $3.75 / share	$4.00 / share	$3.00 / share	$3.75 / share	$2.75 / share
CVRs *(per share, payable in cash and/or stock)*	NA	Q. Gross Rev. > $50mm $2.50 3rd BARDA Proc. $0.50 NTM Ph. II/III Data - BARDA Rev. > $100mm $1.50 PV of CVRs (at 13.0%)[4] $2.60	Q. Gross Rev. > $50mm - BARDA Proc. (by 1Q'24) $0.25 NTM Data (Jun. 24) $0.25 BARDA Rev. > $100mm[1] $0.25 PV of CVRs (at 13.0%)[4] $0.39	Q. Gross Rev. > $50mm $2.00 BARDA Proc. (by YE'25) $0.25 NTM Data (Jun. 24) - BARDA Rev. > $100mm[2] $1.00 PV of CVRs (at 13.0%)[4] $1.97	Q. Gross Rev. > $75mm[3] $0.50 BARDA Proc. (by YE'25) $0.25 NTM Data (Jun. 24) $0.25 BARDA Rev. > $100mm - PV of CVRs (at 13.0%)[4] $0.78	Q. Net Rev. > $75mm[3] $0.50 BARDA Proc. - NTM Data (Jun. 24) $0.25 BARDA Rev. > $100mm - PV of CVRs (at 13.0%)[4] $0.20	CVR (unspecified) $1.00
Total Consideration *(upfront + CVR PV)*	$2.75 - $3.75 / share	$6.60 / share	$3.14 - $4.14 / share	$5.97 / share	$3.78 / share	$3.95 / share	$3.75 / share[7]
[redacted] Share Price *(as of offer date)*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Pinto Share Price *(as of offer date)*	$2.18	$1.88	$1.96	$1.93	$1.87[5]	$2.01[6]	$2.26[8]
Implied Premium *(upfront only)*	26.1% - 72.0%	112.8%	40.3% - 91.3%	107.3%	60.4%	86.6%	21.7%
Implied Premium *(including CVR PV)*	26.1% - 72.0%	251.3%	60.3% - 111.3%	209.1%	102.3%	96.3%	65.9%

1 For any calendar year between 2024 – 2026, payable for no more than 2 calendar years within the 3 year range
2 Based on cumulative purchases through 12/31/2029
3 Conditional on achievement prior to or during 4Q 2024
4 Based on LRP forecast (BARDA revenue > $100mm not achieved for Pinto 5/12/2022 and 5/20/2022 Counters and [redacted] 5/18/2022 Counter; quarterly net revenue > $75mm by YE 2024 not achieved for [redacted] Final Counter)
5 As of 5/27/2022 market close
6 As of 6/3/2022 market close
7 Illustratively based on the face value of the CVR given no condition was specified
8 As of 11/25/2022 market close

II. Summary of Changes

Summary of Changes

Overview of Revised Pinto Management Projections

- **Pinto's LRP has continued to evolve as Nuzyra sales develop, driving changes to Pinto Management's estimates for long-term revenue as well as infrastructure needed to support the organization**
- **Following Q3 earnings, Management revised Nuzyra's long-term trajectory downward based on recent trends suggesting lower-than-expected topline growth**
  - This resulted in 2023 Dec. LRP total revenue of $167mm (vs. $190mm in the Aug. 2022 LRP) and 2030 Dec. LRP total revenue of $532mm (vs. $595mm in the Aug. 2022 LRP)
- **Management additionally revised infrastructure plans to support a lower long-term revenue base, including:**
  - Near-term reduction to existing sales territories (22 community territories, 8 hospital territories)
  - ~25% reduction in headcount (~67 FTEs)
  - Reduction in ancillary & non-critical expenses
  - Postponed sales force expansion in 2025 of ~40 reps and 7 add'l FTEs, all of which are deployed by 1/1/2026
  - These changes resulted in 2023 Dec. LRP OpEx of $165mm (vs. $207 in the Aug. 2022 LRP) and 2030 Dec. LRP OpEx of $207mm (vs. $301mm in the Aug. 2022 LRP)
- **Altogether, these changes resulted in 2023 Dec. LRP EBITDA of ($15mm) vs. ($47mm) in the Dec. 2022 LRP and 2030 Dec. LRP EBITDA of $241mm (vs. $204mm in the Aug. 2022 LRP)**
- **The December 2022 Risk-adjusted LRP reflects underperformance of Nuzyra vs. the LRP (incremental 5% reductions beginning in 2023, peaking at a 30% reduction) and downsized OpEx (half of prior year's revenue shortfall percent)**
  - These changes resulted in 2030 Risk-adjusted LRP total revenue of $378mm (vs. LRP revenue of $532mm), OpEx of $180mm (vs. LRP OpEx of $207mm), and EBITDA of $136mm (vs. LRP EBITDA of $241mm)

Source Pinto Management Projections (received on 08/03/2022 and 12/12/2022, respectively)

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

Summary of Changes

Overview of Revised Pinto Management Projections *(cont'd)*

MOELIS & COMPANY

($ in millions)



August 2022 LRP
December 2022 LRP
December 2022 Risk-adjusted LRP
1 Total Revenue
178 158 158
190 167 160
292 250 232
330 258 225
426 357 300
431 367 278
477 418 298
536 475 338
595 532 378
590 527 375
246 220 156
2 Operating Expenses
173 162 162
207 165 165
218 188 185
231 176 170
260 187 176
264 189 174
277 197 177
288 199 173
301 207 180
299 205 179
125 85 74
3 EBITDA
(19) (26) (30)
(47) (15) (25)
40 30 14
55 43 15
112 119 77
104 130 67
128 155 72
167 202 109
204 241 136
202 239 135
84 100 56

		2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Delta *(Dec. 2022 LRP vs. Aug. 2022 LRP)*	*Revenue*	(21)	(23)	(42)	(72)	(70)	(65)	(59)	(61)	(63)	(63)	(26)
	OpEx	(11)	(42)	(29)	(55)	(72)	(75)	(80)	(89)	(94)	(94)	(39)
	EBITDA	(7)	31	(10)	(12)	7	26	27	35	37	38	16

Source: Pinto Management Projections (received on 08/03/2022 and 12/12/2022, respectively)
Note: Figures include BARDA procurement revenue ($38 1mm in 2022, $39 9mm in 2024, and $38 3mm in 2026) across all cases; grants and royalties consistent across the December LRP and Risk-adjusted LRP

Summary of Changes

Evolution of Financing Plans

- **Pinto continues to contemplate standalone financing scenarios to provide cash runway to breakeven, and mitigate near-term obligations related to its outstanding 2024 convertible notes**
  - Previous plans included a hybrid Amend & Extend / Term Loan financing plan, in addition to future equity offering (full drawdown of Pinto's remaining ATM facility and a new offering)
  - Following recent conversations with [redacted] and select 2024 Notes holders, Pinto Management has decided to pursue an Amend & Extend of the 2024 Notes in lieu of other financing alternatives

AUGUST 12, 2022 FINANCING PLAN

- **Previous Hybrid Amend & Extend / Term Loan financing plan included:**
  - Repurchase of $130mm of 2024 Notes (leaving $35mm to be carried to maturity and paid in cash on May 1, 2024)
  - $75mm of newly issued 2027 Convertible Notes; assumed to have cash interest at an annual rate of 8.00% and a conversion price at a 25% premium to Pinto's share price
  - $100mm of a newly issued 2027 Term Loan; assumed to have annual cash interest at 12.00% (interest-only for 3 years) and straight-line amortization in 2026
  - Assumes draw of Pinto's remaining ATM facility at market (~$23mm[2]) at $2.79
  - Additional equity issuance of $30mm at market price of $2.79

August 2022 Hybrid A&E / Term Loan Capital Structure Summary ($mm)	
Estimated Cash as of 9/30/2022	$145.1
Estimated Debt as of 9/30/2022	$308.5
FDSO	79.567
FDSO (assuming 2027 Note Conversion)	101.072
Implied Adj. TEV (at market price of $2.79 as of 08/12/2022)	$385.4

DECEMBER 2022 FINANCING PLAN

- **Revised Amend & Extend financing plan assumptions (per Pinto Management):**
  - Repurchase of $125mm of 2024 Notes (leaving $40mm to be carried to maturity and paid in cash on May 1, 2024)
  - $125mm of newly issued 2027 Convertible Notes; assumed to have cash interest at an annual rate of 9.00% and a conversion price at a 15% premium to Pinto's 30-D VWAP of $2.07 as of 12/19/2022
  - Assumes draw of Pinto's remaining ATM facility at market (~$23mm[2]) at $2.07
  - Additional equity issuance of $60mm (risk-adj. LRP) and $30mm (LRP) at a 30% discount to Pinto's 30-D VWAP of $2.07 (assuming illustrative fees of 6.0%)
  - Additional equity issuances assume 50% warrant coverage with warrants struck at a 15% premium to Pinto's 30-D VWAP of $2.07

December 2022 A&E Plan Capital Structure Summary ($mm)	
Estimated Cash as of 12/31/2022	$81.7 (LRP); $106.3 (Risk-adj. LRP)
Estimated Debt as of 12/31/2022	$263.0
FDSO	94.050 (LRP); 114.726 (Risk-adj. LRP)
FDSO (assuming 2027 Note Conversion)	146.488 (LRP); 167.163 (Risk-adj. LRP)
Implied Adj. TEV (at market price of $1.90 as of 12/19/2022)	$360

Source Pinto Management
1 Pinto received a term sheet dated 10/18/2022 from [redacted] indicated a total 5-year facility of $125mm at S+8 50% (PIK interest over 13 00%) and detailed financial covenants
2 At-the-market sales agreement with BTIG under which the Company can raise aggregate gross proceeds of $50mm, or $48 5mm net proceeds; $23 3mm and $22 6mm gross and net proceeds remaining, respectively, under facility

III. Trading Update

MOELIS & COMPANY

Trading Update
Current Enterprise Value Builds

MOELIS & COMPANY

PINTO ENTERPRISE VALUE BUILD

Pinto Market Information	*($ in million, except per share data)*
Current Share Price (12/19/2022)	$1.90
Fully Diluted Shares Outstanding	62.138
Market Capitalization	**$118.1**
(+) Total Debt (09/30/2022)	263.1
(-) Cash and Cash Equivalents (09/30/2022)	(57.0)
Enterprise Value	**$324.2**

FULLY DILUTED SHARES OUTSTANDING

Fully Diluted Shares Outstanding		Exercise / Conv.	Diluted
(in millions, except per share data)	Number	Price	Shares
Basic Shares Outstanding	55.549	NA	55.549
Stock Options	1.384	$11.10[1]	0.000
Restricted Stock Units	6.588	NA	6.588
Fifth Amendment Warrants	0.020	$10.19	0.000
First Amendment Warrants	0.407	$4.42	0.000
Convertible Senior Subordinated Notes	10.377	$15.90	0.000
Total Shares			**62.138**

DEBT OUTSTANDING

Debt	Maturity	Conversion Price	Rate	Principal
Convertible Senior Sub. Notes	05/01/2024	$15.90	4.75%	$165.0
R-Bridge Loan Agreement	12/31/2032	NA	7.00%	$62.4
Royalty-Backed Loan Agreement	05/01/2029	NA	12.00%	$35.7
Total Debt				**$263.1**

[redacted] ENTERPRISE VALUE BUILD

[redacted] Market Information	*($ in million, except per share data)*
Current Share Price (12/19/2022)	[redacted]
Fully Diluted Shares Outstanding	[redacted]
Market Capitalization	[redacted]
(+) Total Debt (09/30/2022)	[redacted]
(-) Cash and Cash Equivalents (09/30/2022)	[redacted]
Enterprise Value	[redacted]

FULLY DILUTED SHARES OUTSTANDING

Fully Diluted Shares Outstanding		Exercise / Conv.	Diluted
(in millions, except per share data)	Number	Price	Shares
Basic Shares Outstanding	[redacted]	[redacted]	[redacted]
Stock Options	[redacted]	[redacted][1]	[redacted]
Restricted Stock Units	[redacted]	[redacted]	[redacted]
[redacted][2]	[redacted]	[redacted]	[redacted]
Senior Convertible Notes	[redacted]	[redacted]	[redacted]
Total Shares			[redacted]

DEBT OUTSTANDING

Debt	Maturity	Conversion Price	Rate	Principal
[redacted]	[redacted]			
[redacted]		[redacted]		
Total Debt				[redacted]

Source: Pinto Management, Company Filings, Capital IQ as of 12/19/2022
1 Exercise price shown represents the weighted-average exercise price of the currently outstanding stock options based on each Company's most recent public disclosures (2022 3Q 10-Q for Pinto, 2021 10-K for [redacted]
2 Unsecured convertible note with [redacted] of outstanding principal, an annual interest rate of [redacted] and a maturity date of [redacted]

LTM Share Price Performance & Exchange Ratio

[redacted]

Source Capital IQ as of 12/19/2022
1 Represents exchange ratio as of 06/03/2022 (last trading date prior to [redacted] Best and Final offer dated 06/05/2022)

A. Pinto Update

Pinto Update

Recent Pinto Share Price Performance

Performance Since	12 months	06/05/2022[1]	6 months	3 months	1 month
High	$4.77	$3.56	$3.56	$3.56	$2.26
Low	1.73	1.78	1.78	1.78	1.78
Average	2.82	2.47	2.50	2.56	2.04
Performance	*(57.7%)*	*(5.5%)*	*0.5%*	*(24.0%)*	*(1.6%)*


$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Dec 21
Mar 22
May 22
Jul 22
Oct 22
Dec 22
$30.00 BTIG
$20.00 HCW
$15.50
$11.00 WBB Jefferies
87.5%
$1.90
1
2
3
4
5
6
7
8
Volume ('000s)
Price
Median Price Target
NBI 2

RECENT DEVELOPMENTS

1. **03/08/2022**: Announced publication of data demonstrating Nuzyra's efficacy against pulmonary MAC in a hollow fiber system model
2. **03/14/2022**: Released FY21 results; reported Nuzyra net sales of $106.1mm and provided 2022 guidance of ~$155 – 170mm
3. **05/04/2022**: Released 1Q22 results; reported Nuzyra net sales of $19.9mm, a 51% YoY increase
4. **06/21/2022:** Announced Nuzyra received FDA Fast Track Designation for the treatment of NTM disease caused by MAB and MAC
5. **08/03/2022**: Released 2Q22 results; reported Nuzyra net sales of $25.1mm, a 68% YoY increase
6. **10/31/2022:** Announced commercial availability of U.S. manufactured Nuzyra tablets as part the Company's Project BioShield Contract
7. **11/03/2022:** Announced 3Q22 results; reported Nuzyra net sales of $25.5mm, missing consensus estimates by ~12%
8. **12/19/2022:** Announced positive topline data from pilot anthrax study and acceptance of second BARDA procurement of ~$38mm

Source: Company Filings, Press Releases, Capital IQ as of 12/19/2022
Note: Broker price targets include BTIG (PT $30/share, dated 12/19/2022), H.C. Wainwright (PT $20/share, dated 11/04/2022), Jefferies (PT $11/share, dated 11/03/2022) and WBB Securities (PT $11/share, dated 02/10/2022)
1 Represents performance since 06/03/2022 (last trading date prior to [redacted] "Best and Final" Offer date 06/05/2022)
2 Shown on relative basis to index price as of 12/19/2022

Pinto Update

Equity Research: Pinto Analyst Perspectives

ANALYST / DATE / RATING — SHARE PRICE TARGET & METHODOLOGY


Current Price $1.90
$30.00
$20.00
$11.00
$13.00
$11.00

Analyst	Date	Rating	Share Price Target	Methodology
BTIG	12/19/2022	Buy	$30.00	*SOTP NPV & M&A Scenario[1]* *15 – 30% WACC[2]* *No Terminal Value*
HCW (H.C. Wainwright & Co.)	11/04/2022	Buy	$20.00	*SOTP NPV* *13.5% WACC* *No Terminal Value*
Jefferies	11/03/2022	Buy	$11.00 (Price Target as of 08/12/2022: $13.00)	*SOTP NPV* *13.5% WACC* *No Terminal Value*
WBB Securities	02/10/2022	Buy	$11.00	*SOTP NPV* *13.0% WACC* *No Terminal Value*

Current Price Targets
Price Targets as of 08/12/2022

Median Target Share Price	**$15.50**
Premium / (Discount) to Current (%)	*715.8%*

COMMENTARY & KEY THEMES

NTM OPPORTUNITY

"We agree with Paratek that the US opportunity for NTM M. abscessus is >$1B, with the EU and Asia (ex-China) also >$1B. Consideration of Nuzyra in the more broadly occurring NTM MAC infection could also add materially …We believe there is the potential for the licensing of Omadacycine for NTM use in Asia and the EU"

BTIG *11/04/2022*

COMMERCIAL OUTLOOK

"… we remain positive on the long-term outlook on following reasons: (1) potentially strong community-acquired bacterial pneumonia (CABP) season in 2022-2023…(2) Community-care setting expansion efforts are going well…We view the continued expansion into the community-care setting is a good investment as there are ~2x greater number of patients in the community setting vs hospitals, and sales rep access is much easier in the community clinics vs hospitals… (3) Nuzyra's rare disease opportunity in…NTM a highlighted at a recent investor event."

Jefferies *11/03/22*

BARDA PARTNERSHIP

"Paratek announced that it has initiated a rabbit pilot efficacy study of NUZYRA under the Animal Rule program for both the treatment and postexposure prophylaxis of pulmonary anthrax, with positive top-line data from this study to trigger BARDA's second procurement of 2,500 NUZYRA anthrax treatment courses, valued at approximately $38M….In addition, we note that the U.S. on-shoring of the tablet manufacturing and validation are complete, with U.S.-based NUZYRA tablets now commercially available."

HCW *11/04/22*

Source: Bloomberg and Capital IQ as of 12/19/2022; Wall Street Research
1 BTIG valuation based on a 50/50 weighting of a sum-of-the-parts NPV analysis and a potential valuation to an acquirer in a M&A scenario (assumes higher topline and synergized opex)
2 BTIG assumes a WACC of 15 0% through 2025, 18 0% through 2031, and 30% in 2032 and 2033

Commercial Update

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

MOELIS & COMPANY

Analysts lowering near-term commercial expectations following Q3 revenue miss as growth in the hospital setting remains slow, potentially prolonging time to breakeven

U.S. NUZYRA NET SALES PROJECTIONS[1]



$ in millions
Street Mean[2]
Pinto December 2022 LRP
Pinto December 2022 Risk-Adjusted LRP
$1,000
$750
$500
$250
$0
2022E $102 $97
2023E $224 $137 $130
2024E $307 $173 $156
2025E $382 $221 $188
2026E $490 $281 $225
2027E $610 $353 $265
2028E $766 $402 $281
2029E $844 $457 $320
2030E $878 $513 $359
2031E $863 $509 $356



Consensus Beat / Miss
$30.0
$20.0
$10.0
$0.0
2Q 21 $14.9 (0.7%)
3Q 21 $19.4 15.8%
4Q 21 $20.6 0.0%
1Q 22 $19.9 (5.2%)
2Q 22 $25.1 9.1%
3Q 22 $25.5 (12.1%)

Quarterly Nuzyra U.S. Net Sales

STREET PERSPECTIVES: NUZYRA COMMERCIAL UPDATE

- **Q3 sales performance hampered by lower than expected hospital utilization**
  - Patient flow continues to lag pre-pandemic levels, limiting antibiotic use
  - Large delta between gross demand and net sales due to inventory draw down
- **Street modestly lowering near-term estimates**
  - Note possibility that slower commercial ramp could prolong time to breakeven
  - Lagging hospital growth, potential delayed BARDA procurement (Street now expecting spillover into 1Q 2023 vs. 4Q 2022) key drivers of near-term weakness
- **Longer-term commercial outlook remains unchanged**
  - Street continues to expect higher growth from community following completion of second wave expansion
  - Street increasingly acknowledging NTM opportunity (including internationally) as a potentially meaningful contributor to topline over time

Source: Company Filings, Preliminary Pinto Management Projections (received 12/12/2022), Wall Street Research
1 Excludes BARDA procurement and grant, collaboration, and royalty revenue
2 Mean of Jefferies (11/03/2022), BTIG (11/04/2022), and H C Wainwright (11/04/2022)

B. [redacted] Update

Recent [redacted] Share Price Performance

MOELIS & COMPANY

[redacted]

RECENT DEVELOPMENTS

1 [redacted]

[redacted]

Source: Company Filings, Press Releases, Capital IQ as of 12/19/2022

Note: Price targets include [redacted], 11/09/2022), [redacted] /share, 12/09/2022), [redacted] share, 11/09/2022), [redacted] /share, 11/09/2022), [redacted] /share, 11/08/2022), and [redacted] /share, 11/08/2022)

1 Represents performance since 06/03/2022 (last trading date prior to [redacted] Best and Final offer dated 06/05/2022)

2 Shown on relative basis to index price as of 12/19/2022

[redacted]

Current Price Targets
Price Targets as of 08/12/2022

Median Target Share Price	[redacted]
Premium / (Discount) to Current	[redacted]

[redacted]

Source: Bloomberg and Capital IQ as of 12/19/2022
1 Valuation based on 50/50 weighted DCF and 7x revenue multiple on 2023E sales
2 Valuation based on 50/50 weighted DCF and 20x multiple on 2029 EPS discounted by 12.5%

Pipeline Overview

[redacted]

Source: Company Website and Corporate Presentations

[redacted] *Update*

1 [redacted]

- [redacted]
- [redacted]

2 [redacted]

- [redacted]
- [redacted]

3 [redacted]

Source: Press Releases, Company Filings, Wall Street Research

[redacted] *Update*

Analyst-Based Revenue and EBIT Estimates

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

MOELIS & COMPANY

ANALYST CONSENSUS[1] [redacted] REVENUE ESTIMATES ($MM)

[redacted]

	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
# of Analysts:	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

ANALYST CONSENSUS[1] [redacted] EBIT ESTIMATES ($MM)

[redacted]

	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
# of Analysts:	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

Source: Wall Street Research
1 Mean of [redacted] excluded from revenue estimates due to lack of disaggregated revenues by product
2 [redacted]

IV. Management Forecast Review

Management Forecast Review

Explanation of Forecasts

- In December 2022, following Q3 earnings, Pinto Management amended its Long-Range Plan ("LRP") for 2022E – 2032E to reflect current expectations of reduced long-term topline growth and a down-sized organization
- The **December 2022 Long-Range Plan ("December 2022 LRP")** reflects Management's view on the trajectory of the business through 2032E (one year after Nuzyra's patent expiration)
  - Forecasted Nuzyra revenue includes revenue from ABSSSI, CABP, off-label revenue from other indications, and government procurement revenue (BARDA)[1]
  - Grant revenue and royalties from Zai, Tetraphase, and Seysara have also been included
  - Detailed costs by function have been developed to support related personnel expenses and required infrastructure
  - The December 2022 LRP assumes near-term Nuzyra sales force contraction (refer to appendix for detail) followed by a sales force expansion of ~40 reps and 7 additional FTEs in 2025 (all to be fully deployed by 1/1/2026)
- Management also developed a **Risk-adjusted Long Range Plan ("Risk-adjusted LRP")** to reflect potential underperformance of Nuzyra in approved indications across both the community and hospital settings, as well as reduced off-label use in NTM
  - Assumes an incremental 5% annual reduction in Nuzyra net sales beginning in 2023 and peaking at a 30% reduction in 2028 through 2032
  - Operating costs are decreased (by half of the prior year decline in revenue) vs. the December 2022 LRP as infrastructure is right-sized for the Risk-adjusted LRP
- Key operating expense assumptions:
  - **Commercial**: assumes direct Nuzyra commercial expenses of ~$20mm in 2022 with expense increasing throughout the forecast to ~$51mm (LRP) and ~$43mm (Risk-adj. LRP)
  - **R&D**: assumes $25.0mm of R&D expenses in 2022 with continued expense of ~$30 - $31mm through 2025 for BARDA-related development (which is reimbursed) as well as ongoing Phase IIb clinical development of Nuzyra for NTM (both cases)
  - **Other Operating Expenses**: assumes additional operating expenses, both unallocated and Nuzyra-related expenses
    - Salaries & benefits reflect the largest operating expense with ~$84mm in 2022E and growing to ~$106mm (LRP) and ~$99mm (Risk-adj. LRP) by 2031, driven by anticipated increases in the salaries of existing employees and reflecting a planned headcount reduction of ~67 FTEs vs. the prior LRP projections
  - Management assumed no capital expenditures, amortization, and de minimus depreciation; net working capital was projected by Management based on historical cash conversion cycle metrics, except for 4Q 2022 and 2023, which includes anticipated near-term working capital estimates (mostly notably, a ~$40mm increase in accounts receivable in 4Q 2022 due to Pinto's anticipated BARDA procurement; subsequently reversed in 1Q 2023)

1 BARDA procurement revenue not probability-adjusted

Management Forecast Review

Explanation of Forecasts *(cont'd)*

- Pinto has $165mm of Convertible Senior Subordinated Notes ("2024 Notes") due May 1, 2024 and expects to require further financing for operations until cash-flow breakeven in 2024
  - Current 2024 Notes bear cash interest at an annual rate of ~4.75% and have an approximate conversion price of ~$15.90 per share, a 20% premium above the closing price on April 18, 2018
  - Pinto has an existing ATM facility in place allowing the issuance of ~$23mm in common stock
- Following discussions with [redacted] and select 2024 Note holders regarding its previously planned Amend & Extend / Term Loan financing plan, Management now plans to pursue a partial Amend & Extend of its 2024 Notes
  - $125mm of 2024 Notes will be amended and holders will be issued $125mm of 2027 Convertible Senior Secured Notes ("2027 Notes"); the remaining $40mm of 2024 Notes will be carried to maturity and paid in cash on May 1, 2024
  - 2027 Notes are assumed to have cash interest at an annual rate of 9.00% and have a conversion price of ~$2.38, a 15% premium to Pinto's 30-D VWAP of $2.07 as of 12/19/2022
  - 2027 Notes are assumed to be converted to equity in 2025
- Management also plans the following equity issuances to reach cash flow breakeven and maintain a minimum cash balance of ~$40mm to fund the LRP:
  - Full issuance of the existing ~$23mm ATM over the course of 1H 2023; Management anticipates Board approval to fully draw down on its ATM
  - Additional equity issuance of $30mm (LRP) and $60mm (Risk-adjusted LRP), executed concurrently with the Amend & Extend refinancing
  - ATM issuance is assumed to occur at $2.07, Pinto's 30-D VWAP as of 12/19/2022, while the additional equity issuance is assumed to occur at $1.45, a 30% discount to Pinto's 30-D VWAP (both assumptions per Pinto Management)
    - Management also assumes that the above equity issuances are executed with 50% warrant coverage, with the corresponding warrants struck at $2.38, a 15% premium to Pinto's 30-D VWAP as of 12/19/2022
  - Inability to issue sufficient equity capital may result in inadequate cash to execute the LRP and potential insolvency
- Pinto has an existing Revenue Performance Incentive Plan ("RPI") in place providing up to $50mm in payments to plan participants:
  - Two $25mm tranches payable if cumulative net sales of Nuzyra exceed $300mm (Tranche 1) and $600mm (Tranche 2) by year-end 2025 and 2026, respectively
  - RPI payments accrue interest[1] annually from the date of achievement through the payment date (Q1 2026 and Q1 2027, respectively for Tranches 1 and 2) at L+2.00%
  - Management assumes all participants will be vested and that both RPI payments will be paid in cash

1 Accruals related to the RPI included in operating expenses and adjusted as a non-cash item in free cash flow

Management Forecast Review

December 2022 Long-Range Plan: Risk-Adjustment Factor Overview

- **While developing the December 2022 LRP, Pinto Management identified several risk factors associated with the execution of the Company's long-range plan, which were incorporated into the risk-adjusted long-range plan. The primary risks factors include:**

1. **Continuation of ongoing hospital headwinds and potential spread to the community channel**
   - A substantial portion of Pinto's revenues is attributable to Nuzyra utilization in the hospital setting, which continues to face commercial headwinds related to low patient flow
   - These commercial headwinds may emerge within the community setting and further impede Nuzyra's growth
2. **Effectiveness of contemplated near-term cost rationalization**
   - Near-term organizational stability may be compromised if the planned 67 FTE reduction is executed
   - Pinto's ability to reduce operating expenses without impairing Nuzyra growth is reliant on Management's ability to correctly identify territories – potential that reductions in certain territories reduces prescriber awareness and adoption, thereby inhibiting growth
3. **Ability of Pinto's commercial team to execute against its current operating plans**
   - Since its launch, Nuzyra sales have consistently underperformed relative to previously established management targets
   - Lower-than-expected growth in Q3 and downsizing of Pinto's commercial organization compound potential risk of achieving updated plans
4. **Ability to execute the Company's standalone financing plan**
   - Pinto needs to refinance its existing 2024 Notes and issue an additional ~$53 – 83mm of equity (through its existing ATM and an additional equity financing) in order to finance the LRP while remaining solvent
   - The planned A&E refinancing and equity raises may be executed at punitive terms, particularly given the current market environment, resulting in substantial dilution to Pinto shareholders
   - The contemplated equity financings may not be able to be raised in full in the current market environment; Management may not be able to draw all (or any) of the ATM funds by 1H 2023
   - The Company's future cash requirements may require additional financings beyond those contemplated in the LRP
   - Limited ability to further reduce operating expenses, in order to preserve cash, without significantly impairing Pinto's ability to achieve its LRP
   - An inability to complete any of these financings could result in insolvency and a potential bankruptcy filing

Management Forecast Review

Change in Pinto Management Nuzyra Revenue Forecasts over Time

MOELIS & COMPANY

KEY TAKEAWAYS

- Since Nuzyra launch in Q1 2019, Pinto Management has reviewed and revised its Annual Operating Plan (AOP) each year
- Management has continued to revise Nuzyra topline projections downward each year as the Company has consistently underperformed
  - 2022 expectations: prior to Nuzyra launch (1Q 2019), Management estimated 2022E net sales of $261mm; current (Dec. LRP) projections of $97mm represent a ~60% reduction
  - 2028 expectations: forecasted net sales of ~$1bn in the 2019 and 2020 AOPs have now been reduced to ~$400mm, a ~60% reduction to peak estimates
- Actual net sales from 2019, 2020, and 2021 have consistently underperformed prior year AOP expectations by ~59%, ~18%, and ~9%, respectively


2018 AOP
2019 AOP
2020 AOP
Actuals
2021 AOP
2022 AOP
Current LRP
Risk-adj. LRP
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2019: 28 13
2020: 12 76 47 35
2021: 39 150 113 75 78
2022: 68 261 224 161 137 110 97 97
2023: 385 366 226 222 166 137 130
2024: 483 509 356 322 231 173 156
2025: 544 645 522 429 312 221 188
2026: 631 784 680 519 381 281 225
2027: 710 904 846 595 437 353 265
2028: 762 1005 978 632 483 402 281

Source Pinto Management

Management Forecast Review
December 2022 Long-Range Plan

($ in millions) Fiscal Year Ending 12/31	2021A	Q1 2022A	Q2 2022A	Q3 2022A	Q4 2022E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Total Nuzyra Revenue																
(1) ABSSSI	53.0	8.0	10.0	10.2	10.7	38.9	60.2	81.3	112.9	151.7	197.7	229.1	265.3	307.8	305.3	127.2
CABP	42.4	2.0	2.5	2.5	2.7	9.7	16.4	22.5	33.2	47.8	63.5	76.4	91.5	102.6	101.8	42.4
Other Indications (NTM, etc.)	10.6	10.0	12.5	12.7	13.4	48.6	60.2	69.2	75.2	81.5	91.8	96.5	100.6	102.6	101.8	42.4
Net Nuzyra Revenue (by Indication)	106.1	19.9	25.1	25.5	26.8	97.2	136.9	173.0	221.3	280.9	353.0	401.9	457.4	513.0	508.8	212.0
(2) Hospital	90.2	15.9	18.8	17.8	18.7	71.3	80.8	90.0	106.2	129.2	158.8	176.8	201.3	225.7	223.9	93.3
Community	15.9	4.0	6.3	7.6	8.0	25.9	56.1	83.0	115.1	151.7	194.1	225.1	256.2	287.3	284.9	118.7
Net Nuzyra Revenue (by Setting)	106.1	19.9	25.1	25.5	26.8	97.2	136.9	173.0	221.3	280.9	353.0	401.9	457.4	513.0	508.8	212.0
(3) → BARDA Procurement Rev.	-	-	-	-	38.1	38.1	-	39.9	-	38.3	-	-	-	-	-	-
Total Nuzyra Revenue	**$106.1**	**$19.9**	**$25.1**	**$25.5**	**$64.9**	**$135.3**	**$136.9**	**$212.9**	**$221.3**	**$319.2**	**$353.0**	**$401.9**	**$457.4**	**$513.0**	**$508.8**	**$212.0**
Grant Revenue	15.9	4.3	4.0	4.4	7.3	20.0	25.7	30.7	28.9	27.0	0.1	0.4	-	-	-	-
Total Royalty Revenue	8.2	0.7	0.6	0.3	0.7	2.3	4.4	6.0	8.0	10.4	13.6	15.8	17.4	18.6	18.4	7.7
Total Revenue	**$130.2**	**$24.9**	**$29.6**	**$30.2**	**$72.9**	**$157.6**	**$166.9**	**$249.6**	**$258.2**	**$356.6**	**$366.7**	**$418.1**	**$474.8**	**$531.5**	**$527.2**	**$219.7**
% Growth	*NM*					*21.1%*	*5.9%*	*49.5%*	*3.5%*	*38.1%*	*2.8%*	*14.0%*	*13.6%*	*12.0%*	*(0.8%)*	*(58.3%)*
Total COGS & Royalties	21.5	3.5	4.9	4.4	9.3	22.0	17.2	30.9	39.5	49.9	48.1	65.4	74.7	83.5	82.9	34.5
Gross Profit	**$108.6**	**$21.4**	**$24.8**	**$25.8**	**$63.6**	**$135.6**	**$149.7**	**$218.6**	**$218.7**	**$306.7**	**$318.6**	**$352.6**	**$400.1**	**$448.0**	**$444.3**	**$185.1**
% Margin	*100.0%*	*85.9%*	*83.5%*	*85.5%*	*87.3%*	*86.0%*	*89.7%*	*87.6%*	*84.7%*	*86.0%*	*86.9%*	*84.4%*	*84.3%*	*84.3%*	*84.3%*	*84.3%*
(4) → **Total Operating Expenses**	**$149.8**	**$35.1**	**$37.9**	**$42.3**	**$46.7**	**$162.0**	**$165.0**	**$188.3**	**$175.7**	**$187.3**	**$189.0**	**$197.4**	**$198.5**	**$206.8**	**$205.1**	**$85.5**
% Margin	*NM*	*141.1%*	*128.0%*	*140.1%*	*64.0%*	*102.8%*	*98.8%*	*75.4%*	*68.0%*	*52.5%*	*51.5%*	*47.2%*	*41.8%*	*38.9%*	*38.9%*	*38.9%*
EBITDA	**($40.7)**	**($13.7)**	**($13.2)**	**($16.5)**	**$17.0**	**($26.4)**	**($15.3)**	**$30.4**	**$43.1**	**$119.4**	**$129.6**	**$155.3**	**$201.6**	**$241.2**	**$239.2**	**$99.7**
% Margin	*NM*	*NM*	*NM*	*NM*	*23.3%*	*NM*	*NM*	*12.2%*	*16.7%*	*33.5%*	*35.3%*	*37.1%*	*42.5%*	*45.4%*	*45.4%*	*45.4%*
Depreciation	0.4	0.1	0.1	0.1	0.1	0.5	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
EBIT	**($41.1)**	**($13.9)**	**($13.3)**	**($16.6)**	**$16.8**	**($27.0)**	**($15.6)**	**$30.1**	**$43.0**	**$119.3**	**$129.5**	**$155.2**	**$201.5**	**$241.1**	**$239.1**	**$99.6**
% Margin	*NM*	*NM*	*NM*	*NM*	*23.1%*	*NM*	*NM*	*12.1%*	*16.6%*	*33.5%*	*35.3%*	*37.1%*	*42.4%*	*45.4%*	*45.4%*	*45.3%*
(5) → Total Interest Income / Expense [4]	(17.3)	(4.2)	(4.5)	(4.4)	(4.1)	(16.3)	(20.9)	(19.9)	(12.8)	(4.2)	(2.9)	(2.0)	2.3	7.1	9.2	11.0
Profit Before Tax	**($58.5)**	**($18.1)**	**($17.8)**	**($21.0)**	**$12.7**	**($43.3)**	**($36.5)**	**$10.3**	**$30.2**	**$115.2**	**$126.6**	**$153.2**	**$203.8**	**$248.2**	**$248.3**	**$110.6**
% Margin	*NM*					*NM*	*NM*	*4.1%*	*11.7%*	*32.3%*	*34.5%*	*36.6%*	*42.9%*	*46.7%*	*47.1%*	*50.3%*
Tax Expense [5]	0.6	-	-	-	(1.7)	(1.7)	-	-	7.2	24.6	31.0	37.8	50.2	61.2	60.7	25.3
Net Income	**($59.1)**	**($18.1)**	**($17.8)**	**($21.0)**	**$14.4**	**($41.6)**	**($36.5)**	**$10.3**	**$23.0**	**$90.6**	**$95.5**	**$115.4**	**$153.6**	**$187.0**	**$187.6**	**$85.2**
% Margin	*NM*					*NM*	*NM*	*4.1%*	*8.9%*	*25.4%*	*26.1%*	*27.6%*	*32.4%*	*35.2%*	*35.6%*	*38.8%*
Cash Balance (excluding financing) [6]																
Beginning Cash					57.0	95.6	34.7	37.9	107.9	133.3	218.9	314.6	451.4	615.6	811.4	1,019.8
Net Income					14.4	(41.6)	(36.5)	10.3	23.0	90.6	95.5	115.4	153.6	187.0	187.6	85.2
Depreciation					0.1	0.5	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Share-Based Comp					4.3	14.6	16.0	64.5	17.4	18.3	19.2	20.1	20.1	20.1	20.0	8.3
(6) → Change in NWC					(40.9)	(40.9)	22.5	(2.0)	(8.9)	(11.2)	(18.6)	(1.6)	(11.1)	(11.5)	0.9	61.9
(7) → PIK Interest / Paydown					(0.2)	2.8	0.8	(3.0)	(6.1)	(12.1)	(0.5)	2.8	1.5	-	-	-
Ending Cash					**$34.7**	**$34.7** (8)	**$37.9** (8)	**$107.9**	**$133.3**	**$218.9**	**$314.6**	**$451.4**	**$615.6**	**$811.4**	**$1,019.8**	**$1,175.5**

MGMT COMMENTARY

1. Long-term revenue growth driven by Nuzyra core commercial business (hospital & community expansion), continued off-label use in NTM[1] and government contracts (BARDA, DoD, SNS)
2. Nuzyra revenue contribution from community expected to grow in excess of hospital setting in long-term forecasts[2]
3. Represents contracted BARDA procurement revenue in current long-range plan (unadjusted)
4. Detailed long-term operating expenses by function *(refer to following page for further detail)*
5. Interest income & expense projected in line with A&E capital structure; assumes $40mm 2024 Notes stub is repaid in cash at maturity
6. Net working capital[3] projected using days outstanding ratios based on revenue and cost of sales
7. PIK interest attributable to existing R-Bridge and royalty-backed loan
8. Mgmt assumes a $23mm issuance from remaining ATM and an additional $30mm equity issuance with 50% warrant coverage

Source: Pinto Management Projections (received 12/12/2022)
1. Does not contemplate label expansion or inclusion of Nuzyra in NTM treatment guidelines in Long-Range Plan scenario
2. Calculated based on days of therapy
3. Net working capital estimates for 4Q 2022 and 2023 based on direct projections from Pinto Management; includes ~$40mm increase in accounts receivable in 4Q 2022 due to BARDA procurement (subsequently reversed in 1Q 2023)
4. Historical values represent GAAP amounts including adjustment of marketable securities to amortized cost; actual interest expense of $8.6mm, $2.1mm, $2.1mm and $2.2mm in 2021 and 2022 quarters 1-3, respectively, excluding interest attributable to convertible notes; projected figures do not include marketable security adjustment
5. Tax expenses per Pinto Management; illustratively excludes the impact of NOLs and tax credits
6. Excludes debt repayments and impact of planned financings providing cash to balance sheet $23mm ATM issuance and additional $30mm equity issuance

Management Forecast Review
December 2022 Risk-adjusted LRP

	($ in millions) Fiscal Year Ending 12/31	2021A	Q1 2022A	Q2 2022A	Q3 2022A	Q4 2022E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
	Total Nuzyra Revenue																
1	ABSSSI	53.0	8.0	10.0	10.2	10.7	38.9	57.2	73.2	95.9	121.3	148.2	160.3	185.7	215.5	213.7	89.0
1	CABP	42.4	2.0	2.5	2.5	2.7	9.7	15.6	20.2	28.2	38.2	47.7	53.4	64.0	71.8	71.2	29.7
1	Other Indications (NTM, etc.)	10.6	10.0	12.5	12.7	13.4	48.6	57.2	62.3	63.9	65.2	68.8	67.5	70.4	71.8	71.2	29.7
	Net Nuzyra Revenue (by Indication)	106.1	19.9	25.1	25.5	26.8	97.2	130.0	155.7	188.1	224.7	264.7	281.3	320.2	359.1	356.2	148.4
2	Hospital	90.2	15.9	18.8	17.8	18.7	71.3	76.7	81.0	90.3	103.4	119.1	123.8	140.9	158.0	156.7	65.3
2	Community	15.9	4.0	6.3	7.6	8.0	25.9	53.3	74.7	97.8	121.3	145.6	157.5	179.3	201.1	199.4	83.1
	Net Nuzyra Revenue (by Setting)	106.1	19.9	25.1	25.5	26.8	97.2	130.0	155.7	188.1	224.7	264.7	281.3	320.2	359.1	356.2	148.4
	BARDA Procurement Rev.	-	-	-	-	38.1	38.1	-	39.9	-	38.3	-	-	-	-	-	-
	Total Nuzyra Revenue	**$106.1**	**$19.9**	**$25.1**	**$25.5**	**$64.9**	**$135.3**	**$130.0**	**$195.6**	**$188.1**	**$263.0**	**$264.7**	**$281.3**	**$320.2**	**$359.1**	**$356.2**	**$148.4**
	Grant Revenue	15.9	4.3	4.0	4.4	7.3	20.0	25.7	30.7	28.9	27.0	0.1	0.4	-	-	-	-
	Total Royalty Revenue	8.2	0.7	0.6	0.3	0.7	2.3	4.4	6.0	8.0	10.4	13.6	15.8	17.4	18.6	18.4	7.7
	Total Revenue	**$130.2**	**$24.9**	**$29.6**	**$30.2**	**$72.9**	**$157.6**	**$160.1**	**$232.3**	**$225.0**	**$300.4**	**$278.5**	**$297.5**	**$337.6**	**$377.7**	**$374.6**	**$156.1**
	% Growth	*NM*					*21.1%*	*1.6%*	*45.1%*	*(3.1%)*	*33.5%*	*(7.3%)*	*6.8%*	*13.5%*	*11.9%*	*(0.8%)*	*(58.3%)*
	Total COGS & Royalties	21.5	3.5	4.9	4.4	12.9	25.6	20.2	33.7	40.1	46.9	38.0	48.4	55.1	61.5	61.0	25.4
	Gross Profit	**$108.6**	**$21.4**	**$24.8**	**$25.8**	**$60.0**	**$132.0**	**$139.9**	**$198.5**	**$184.9**	**$253.5**	**$240.5**	**$249.1**	**$282.5**	**$316.1**	**$313.6**	**$130.6**
	% Margin	*100.0%*	*85.9%*	*83.5%*	*85.5%*	*82.3%*	*83.7%*	*87.4%*	*85.5%*	*82.2%*	*84.4%*	*86.4%*	*83.7%*	*83.7%*	*83.7%*	*83.7%*	*83.7%*
3 →	**Total Operating Expenses**	**$149.8**	**$35.1**	**$37.9**	**$42.3**	**$46.7**	**$162.0**	**$165.0**	**$184.9**	**$169.5**	**$176.4**	**$173.6**	**$177.0**	**$173.0**	**$180.0**	**$178.6**	**$74.4**
	% Margin	*NM*	*141.1%*	*128.0%*	*140.1%*	*64.0%*	*102.8%*	*103.1%*	*79.6%*	*75.4%*	*58.7%*	*62.3%*	*59.5%*	*51.2%*	*47.7%*	*47.7%*	*47.7%*
	EBITDA	**($40.7)**	**($13.7)**	**($13.2)**	**($16.5)**	**$13.3**	**($30.0)**	**($25.1)**	**$13.7**	**$15.3**	**$77.1**	**$66.9**	**$72.1**	**$109.5**	**$136.1**	**$135.0**	**$56.2**
	% Margin	*NM*	*NM*	*NM*	*NM*	*18.3%*	*NM*	*NM*	*5.9%*	*6.8%*	*25.7%*	*24.0%*	*24.2%*	*32.4%*	*36.0%*	*36.0%*	*36.0%*
	Depreciation	0.4	0.1	0.1	0.1	0.1	0.5	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	EBIT	**($41.1)**	**($13.9)**	**($13.3)**	**($16.6)**	**$13.2**	**($30.6)**	**($25.3)**	**$13.4**	**$15.2**	**$77.0**	**$66.8**	**$72.0**	**$109.4**	**$136.0**	**$134.9**	**$56.2**
	% Margin	*NM*	*NM*	*NM*	*NM*	*18.1%*	*NM*	*NM*	*5.8%*	*6.8%*	*25.6%*	*24.0%*	*24.2%*	*32.4%*	*36.0%*	*36.0%*	*36.0%*
	Total Interest Income / Expense [3]	(17.3)	(4.2)	(4.5)	(4.4)	(4.1)	(16.3)	(20.9)	(19.9)	(12.9)	(6.1)	(4.1)	(3.6)	0.0	4.1	5.3	6.4
	Profit Before Tax	**($58.5)**	**($18.1)**	**($17.8)**	**($21.0)**	**$9.1**	**($46.9)**	**($46.2)**	**($6.4)**	**$2.4**	**$70.9**	**$62.8**	**$68.4**	**$109.4**	**$140.1**	**$140.2**	**$62.6**
	% Margin	*NM*					*NM*	*NM*	*NM*	*1.0%*	*23.6%*	*22.5%*	*23.0%*	*32.4%*	*37.1%*	*37.4%*	*40.1%*
	Tax Expense [4]	0.6	-	-	-	(1.7)	(1.7)	-	-	2.5	15.8	16.0	17.5	27.2	34.5	34.2	14.2
	Net Income	**($59.1)**	**($18.1)**	**($17.8)**	**($21.0)**	**$10.8**	**($45.2)**	**($46.2)**	**($6.4)**	**($0.2)**	**$55.1**	**$46.8**	**$50.9**	**$82.2**	**$105.6**	**$106.0**	**$48.3**
	% Margin	*NM*					*NM*	*NM*	*NM*	*NM*	*18.3%*	*16.8%*	*17.1%*	*24.4%*	*28.0%*	*28.3%*	*31.0%*
	Cash Balance (excluding financing) [5]																
	Beginning Cash					57.0	95.6	31.1	21.4	78.0	84.1	139.1	186.0	261.0	354.6	469.9	593.9
	Net Income					10.8	(45.2)	(46.2)	(6.4)	(0.2)	55.1	46.8	50.9	82.2	105.6	106.0	48.3
	Depreciation					0.1	0.5	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	Share-Based Comp					4.3	14.6	16.0	63.8	16.8	17.2	17.6	18.0	17.5	17.5	17.4	7.2
	Change in NWC [6]					(40.9)	(40.9)	19.3	1.5	(5.4)	(6.6)	(14.2)	3.2	(7.7)	(8.0)	0.6	42.8
	PIK Interest / Paydown					(0.2)	2.8	1.0	(2.5)	(5.2)	(10.7)	(3.4)	2.8	1.5	-	-	-
(4)	**Ending Cash**					**$31.1**	**$31.1**	**$21.4**	**$78.0**	**$84.1**	**$139.1**	**$186.0**	**$261.0**	**$354.6**	**$469.9**	**$593.9**	**$692.5**

MGMT COMMENTARY

1. Underperformance of Nuzyra in approved indications driven by lower than expected expansion in community and hospital settings, reduced off-label use in NTM[1]
   - *5% - 30% peak reduction vs. LRP in Nuzyra revenue; 5% incremental annual reduction (e.g., 5% reduction in 2023, 10% in 2024, … 25% in 2027, 30% in 2028+)*
2. Proportional underperformance in both the hospital and community settings[2]
3. Downsized operating expenses reflecting management cost rationalization of variable expenses due to underperformance
   - *2.5% - 15.0% reduction to variable expenses (salaries & benefits, travel & entertainment, recruiting & relocation, commercial) equal to half the reduction in revenue in the year prior (e.g., 2.5% reduction in 2023 cost, 5.0% reduction in 2024 costs, etc.)*
4. Mgmt assumes a $23mm issuance from remaining ATM and an additional $60mm equity issuance with 50% warrant coverage

Source: Pinto Management Projections (received 12/12/2022)
1. Does not contemplate label expansion or inclusion of Nuzyra in NTM treatment guidelines
2. Calculated based on days of therapy
3. Historical values represent GAAP amounts including adjustment of marketable securities to amortized cost; actual interest expense of $8 6mm, $2 1mm, $2 1mm and $2 2mm in 2021 and 2022 quarters 1-3, respectively, excluding interest attributable to convertible notes; projected figures do not include marketable security adjustment
4. Tax expenses per Pinto Management; illustratively excludes the impact of NOLs and tax credits
5. Excludes debt repayments and impact of planned financings providing cash to balance sheet $23mm ATM issuance and additional $60mm equity issuance
6. Net working capital estimates for 4Q 2022 and 2023 based on direct projections from Pinto Management; includes ~$40mm increase in accounts receivable in 4Q 2022 due to BARDA procurement (subsequently reversed in 1Q 2023) Remaining years based on days outstanding ratios

Management Forecast Review

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

December 2022 Long-Range Plan: Operating Expense Breakdown and Detailed Revisions

MOELIS & COMPANY

UPDATED OPERATING EXPENSE PROJECTIONS

	($ in millions) Fiscal Year Ending 12/31	2021A	Q1 2022A	Q2 2022A	Q3 2022A	Q4 2022E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1	Salaries and Benefits					22.4	84.3	85.7	106.0 [1]	86.3	100.1	104.7	109.4	113.5	117.7	116.7	48.6
1	Travel & Entertainment					2.1	6.8	7.8	8.0	8.3	9.7	9.7	9.7	9.7	9.7	9.6	4.0
1	Recruiting and Relocation					0.2	1.2	0.6	0.6	0.4	0.6	0.4	0.4	0.4	0.4	0.4	0.2
2	Commercial					6.2	20.3	17.6	22.4	27.2	35.1	39.5	43.3	46.6	50.6	50.2	20.9
	Professional Services					4.8	16.5	14.9	13.9	14.5	13.5	13.2	13.2	13.2	13.2	13.1	5.5
	Library and Data Services					0.3	1.5	1.1	1.3	1.4	1.4	1.6	1.8	2.1	2.5	2.5	1.0
	Seminars/Conventions/Training					0.2	0.4	0.3	-	0.2	0.2	0.2	0.2	0.0	0.0	0.0	0.0
	Business General					1.0	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.8	1.6
3	Outside R&D Services					7.4	22.4	29.2	29.4	30.4	19.9	3.2	3.2	3.0	3.0	3.0	1.2
	Medical Affairs					1.2	2.6	1.6	1.3	1.0	1.0	0.8	0.6	-	-	-	-
	Technology, Licenses, Telecom/Data					1.5	4.8	5.4	5.2	5.2	5.2	5.2	5.2	5.2	5.2	5.1	2.1
	Tax					0.1	0.5	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.1
	Contra OpEx					(0.8)	(3.2)	(2.9)	(3.4)	(3.0)	(3.1)	(3.3)	(3.4)	(3.9)	(4.2)	(4.2)	(1.7)
4	Mgmt Judgment					-	-	(0.5)	(0.5)	(0.5)	(0.5)	9.5	9.5	4.5	4.5	4.4	1.8
	Total Operating Expenses	**$149.8**	**$35.1**	**$37.9**	**$42.3**	**$46.7**	**$162.0**	**$165.0**	**$188.3**	**$175.7**	**$187.3**	**$189.0**	**$197.4**	**$198.5**	**$206.8**	**$205.1**	**$85.5**
	% Margin	*NM*	*141.1%*	*128.0%*	*140.1%*	*64.0%*	*102.8%*	*98.8%*	*75.4%*	*68.0%*	*52.5%*	*51.5%*	*47.2%*	*41.8%*	*38.9%*	*38.9%*	*38.9%*

DELTA VS. PRIOR LRP OPERATING EXPENSE PROJECTIONS

	($ in millions) Fiscal Year Ending 12/31	2021A	Q1 2022A	Q2 2022A	Q3 2022A	Q4 2022E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1	Salaries and Benefits					(0.9)	(3.7)	(41.3)	(18.6)	(49.3)	(41.1)	(42.4)	(43.8)	(46.2)	(48.6)	(48.2)	(20.1)
1	Travel & Entertainment					0.4	0.1	(1.2)	(3.4)	(4.6)	(3.3)	(3.3)	(2.6)	(2.6)	(2.5)	(2.5)	(1.0)
1	Recruiting and Relocation					0.1	0.4	0.1	0.0	-	0.1	-	-	-	-	-	-
2	Commercial					0.7	(1.2)	(8.3)	(10.0)	(10.2)	(6.7)	(5.1)	(4.2)	(1.9)	0.0	0.0	0.0
	Professional Services					0.4	(1.2)	0.2	(1.5)	0.0	(0.6)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	(0.3)
	Library and Data Services					0.0	0.4	0.1	0.2	0.3	0.2	0.4	0.6	0.8	1.2	1.2	0.5
	Seminars/Conventions/Training					0.0	(0.1)	(0.3)	(0.6)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.1)
	Business General					0.1	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.1
3	Outside R&D Services					(3.5)	(12.2)	1.3	4.7	8.8	9.2	1.5	0.9	1.4	1.4	1.3	0.6
	Medical Affairs					0.1	(0.4)	(0.9)	(1.4)	(1.6)	(1.6)	(1.6)	(1.6)	(1.4)	(1.2)	(1.2)	(0.5)
	Technology, Licenses, Telecom/Data					0.3	(0.0)	0.7	0.8	0.8	0.8	0.8	0.8	0.8	0.8	0.7	0.3
	Tax					(0.0)	0.1	-	-	-	-	-	-	-	-	-	-
	Contra OpEx					0.1	0.3	1.0	0.6	1.2	1.2	1.3	1.3	1.1	1.0	1.0	0.4
4	Mgmt Judgment					1.7	6.4	6.4	(0.5)	(0.5)	(30.5)	(25.5)	(30.5)	(40.5)	(45.5)	(45.6)	(19.0)
	Total Operating Expenses	**$149.8**	**$35.1**	**$37.9**	**$42.3**	**($0.4)**	**($10.7)**	**($42.1)**	**($29.5)**	**($55.2)**	**($72.3)**	**($74.9)**	**($80.1)**	**($89.5)**	**($94.4)**	**($94.0)**	**($39.2)**

MGMT COMMENTARY

1. OpEx reductions primarily driven by a significant reduction in salaries & benefits
   - Savings associated with ~67 headcount reduction (refer to appendix page 60 for further detail)
2. Downsized hospital and community commercial infrastructures with expansion of 40 reps planned by 1/1/2026
3. R&D consisting primarily of BARDA spend, which is reimbursed, as well as NTM clinical spend for the completion of the ongoing Phase 2b
   - Cost savings through reduced Medical Affairs spend (~10 FTE reduction)
4. Mgmt Judgement reflects discretionary OpEx allocated to keep total costs in-line with expected spend needed to sustain topline
   - Reduction vs. prior LRP primarily driven by lower expected growth and corresponding infrastructure

Source Pinto Management Projections (received 12/12/2022)

1 ~$23.9mm of the increase in 2024 salaries & benefits attributable to non-cash accruals related to Pinto's Revenue Performance Incentive plan

Management Forecast Review

Street Benchmarking: Total Unadjusted Revenue

($ in millions)


$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
December 2022 LRP (Pinto Mgmt)
December 2022 Risk-adjusted LRP (Pinto Mgmt)
Street Mean
BTIG
H.C. Wainwright
Jefferies
Narrow range of estimates through 2024E
$158
$116
$250
$160
$311
$232
$531
$420
$225
$783
$562
$357
$300
$1,051
$711
$278
$1,308
$887
$298
$1,492
$989
$338
$1,628
$1,043
$532
$378
$1,788
$1,057
$1,016
$527
$365
$375

Street Consensus:	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
	$116	*$250*	*$338*	*$420*	*$562*	*$711*	*$887*	*$989*	*$1,043*	*$1,057*

TAKEAWAYS

Dispersion in estimates driven by:

1. Expansion into NTM
   - Pinto does not assume NTM inclusion on guidelines in LRP
   - Street generally assumes label expansion into NTM
   - Street brokers incorporate NTM into projections at 60-100% PoS[1]
2. Inclusion of ex-U.S. revenues
   - Pinto assumes ex-U.S. royalties from existing partners sales only
   - Select brokers assume higher partner royalties driven by higher update and NTM
   - Further, BTIG includes revenues for EU and Japan
3. Some disparity across brokers on anticipated patent-expiry, ranging from late 2029 to 2031+, and post-expiry sales erosion

Source Wall Street Research, Pinto Management Projections (received 12/12/2022)

1 Jefferies incorporates a risk-adjustment factor of 60% probability for NTM (U.S. and OUS royalties); BTIG and H.C. Wainwright figures unadjusted. HCW figures updated for most recent report up until 2027

V. Pinto Preliminary Illustrative Financial Analysis

MOELIS & COMPANY

Pinto Preliminary Illustrative Financial Analysis

Analysis at Various Prices (*Based on December 2022 Risk-Adjusted LRP & LRP*)

($ in millions, except per share)			Pinto										[redacted]
Offer Price per Share		**$1.90**	**$2.75**	**$3.00**	**$3.25**	**$3.50**	**$3.75**	**$4.00**	**$4.25**	**$4.50**	**$4.75**	**$5.00**	[redacted]
Implied Premium		*@ Market*	*44.7%*	*57.9%*	*71.1%*	*84.2%*	*97.4%*	*110.5%*	*123.7%*	*136.8%*	*150.0%*	*163.2%*	@[redacted]
30-day VWAP		2.07	*32.7%*	*44.7%*	*56.8%*	*68.8%*	*80.9%*	*93.0%*	*105.0%*	*117.1%*	*129.2%*	*141.2%*	[redacted]
60-day VWAP		2.55	*7.7%*	*17.5%*	*27.2%*	*37.0%*	*46.8%*	*56.6%*	*66.4%*	*76.2%*	*86.0%*	*95.8%*	[redacted]
90-day VWAP		2.55	*7.8%*	*17.6%*	*27.4%*	*37.2%*	*47.1%*	*56.9%*	*66.7%*	*76.5%*	*86.3%*	*96.1%*	[redacted]
Median Price Target		15.50	*(82.3%)*	*(80.6%)*	*(79.0%)*	*(77.4%)*	*(75.8%)*	*(74.2%)*	*(72.6%)*	*(71.0%)*	*(69.4%)*	*(67.7%)*	[redacted]
Basic Shares Outstanding		55.549	55.549	55.549	55.549	55.549	55.549	55.549	55.549	55.549	55.549	55.549	[redacted]
Additional Dilutive Shares		*6.588*	*6.588*	*6.588*	*6.588*	*6.588*	*6.588*	*6.588*	*6.588*	*6.596*	*6.617*	*6.636*	[redacted]
(x) Diluted Shares Outstanding		62.138	62.138	62.138	62.138	62.138	62.138	62.138	62.138	62.145	62.166	62.185	[redacted]
Equity Value		**$118**	**$171**	**$186**	**$202**	**$217**	**$233**	**$249**	**$264**	**$280**	**$295**	**$311**	[redacted]
Plus: Total Debt (as of 09/30/2022)		263	263	263	263	263	263	263	263	263	263	263	[redacted]
Less: Cash & Cash Equivalents (as of 09/30/2022)		(57)	(57)	(57)	(57)	(57)	(57)	(57)	(57)	(57)	(57)	(57)	[redacted]
Enterprise Value		**$324**	**$377**	**$393**	**$408**	**$424**	**$439**	**$455**	**$470**	**$486**	**$501**	**$517**	[redacted]
Valuation Summary	Statistic (Risk-adjusted LRP) [1]												
TEV / '22E Revenue	119	2.7x	3.2x	3.3x	3.4x	3.5x	3.7x	3.8x	3.9x	4.1x	4.2x	4.3x	[redacted]
TEV / '23E Revenue	160	2.0x	2.4x	2.5x	2.5x	2.6x	2.7x	2.8x	2.9x	3.0x	3.1x	3.2x	[redacted]
TEV / '24E Revenue	192	1.7x	2.0x	2.0x	2.1x	2.2x	2.3x	2.4x	2.4x	2.5x	2.6x	2.7x	[redacted]
	Statistic (LRP) [1]												
TEV / '22E Revenue	119	2.7x	3.2x	3.3x	3.4x	3.5x	3.7x	3.8x	3.9x	4.1x	4.2x	4.3x	[redacted]
TEV / '23E Revenue	167	1.9x	2.3x	2.4x	2.4x	2.5x	2.6x	2.7x	2.8x	2.9x	3.0x	3.1x	[redacted]
TEV / '24E Revenue	210	1.5x	1.8x	1.9x	1.9x	2.0x	2.1x	2.2x	2.2x	2.3x	2.4x	2.5x	[redacted]
[redacted]		[redacted]											
[redacted]			[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	
[redacted] [2]		[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	

Upfront (column $2.75) — Total (*Undiscounted*) (column $3.75)

Source: Company Filings, Pinto Management Projections (received 12/12/2022), Capital IQ as of 12/19/2022
1 Excludes BARDA procurement revenue of ~$38.1mm in 2022E, ~$39.9mm in 2024E, and ~$38.3mm in 2026E
2 Excludes Pinto RSUs (assumed to roll over based on prior [redacted] offer terms)

Pinto Preliminary Financial Analysis Summary

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

MOELIS & COMPANY

IMPLIED SHARE PRICE REFERENCE RANGES ($)

Current Share Price: $1.90[5]

[redacted] 11/26 Offer: $2.75/ share in stock + $1.00/ share CVR[1]

Category	Methodology	Assumptions	Low	High
Valuation Methodologies	Risk-adjusted LRP DCF[2]	• *WACC, 12.75%-15.0%* • *PGR, (60) – (20)%*	$0.90	$1.40
Valuation Methodologies	Long-Range Plan DCF[2]	• *WACC, 12.75%-15.0%* • *PGR, (60) – (20)%*	$2.70	$3.35
Valuation Methodologies	Selected Public Companies Analysis[3] *(Risk-adjusted LRP)*	• *1.3x – 2.7x 2023E Revenue Risk-adj. LRP revenue ($160mm)*	$0.05	$3.65
Valuation Methodologies	Selected Public Companies Analysis[3] *(Long-Range Plan)*	• *1.3x – 2.7x 2023E Revenue LRP revenue ($167mm)*	$0.20	$3.95
Valuation Methodologies	Selected Precedent Transactions Analysis[3,4] *(Risk-adjusted LRP)*	• *2.0x – 3.4x NTM 09/30/2022 Risk-adj. LRP revenue ($153mm)*	$1.60	$5.05
Valuation Methodologies	Selected Precedent Transactions Analysis[3,4] *(Long-Range Plan)*	• *2.0x – 3.4x NTM 09/30/2022 LRP revenue ($158mm)*	$1.75	$5.30
Trading Statistics (For Reference Only)	Spec Pharma Premiums Paid	• *50%-70%*	$2.85	$3.25
Trading Statistics (For Reference Only)	Analyst Price Targets	• *4 analysts* • *Low: WBB (02/10/22) & Jefferies (11/03/22)* • *High: BTIG (12/19/22)*	$11.00	$30.00 (also $20.00)
Trading Statistics (For Reference Only)	52-Week Low/High	• *Low: 01/10/2022* • *High: 05/24/2022*	$1.73	$4.77

Source: Company Filings, Pinto Management Projections (received 12/12/2022), Capital IQ as of 12/19/2022. Note: all per share values rounded to the nearest 5 cents. Pinto NTM LRP projections exclude BARDA procurements

1. [redacted] offer did not state an exchange ratio and Moelis has not conducted due diligence on [redacted] or performed analysis on [redacted] to evaluate any exchange ratio
2. Implied per share values assume adjusted 12/31/2022 A&E capital structure and include additional dilutive shares related to planned equity financings
3. Based on current capital structure
4. Precedent transaction reference ranges do not take into account the potential value of the CVRs from the selected transactions
5. Current share price of $1.90 as of 12/19/2022

Pinto Preliminary Illustrative Financial Analysis

Discounted Cash Flow Methodology and Assumptions

DCF analysis reflects an implied enterprise value range for Pinto based on the estimated present value of unlevered after-tax free cash flows projected by Pinto Management and estimated present value of both net operating losses and terminal value

- Analysis relies on Management 2023E-2032E financial projections, provided on December 12, 2022 and referenced herein as the December 2022 Long-Range Plan ("December 2022 LRP" and "December 2022 Risk-adjusted LRP")
  - Projections are on a calendar year basis and assume a 21.0% and 6.5% effective federal and state tax rate, respectively, per Pinto Management
  - Assumes a discount rate range of 12.75% to 15.0% derived from Weighted Average Cost of Capital ("WACC") calculation
  - Unlevered after-tax free cash flows through 2032, net operating losses ("NOLs"), tax credits, and terminal values discounted with mid-year convention to an assumed valuation date of 12/31/2022
  - Terminal value at end of projection period based on a perpetuity growth rate range of (60.0%)-(20.0%), reflecting potential declines in sales and generation of cash flow following expected patent-loss of Nuzyra in 2031
  - Terminal value represents approximately 6.4% of net present value in the December 2022 Risk-adjusted LRP and 5.8% of net present value in the LRP
- Includes utilization of Pinto's state and federal NOLs, as well as Tax Credits
  - ~$479mm[1] of U.S. Federal NOLs as of 12/31/2021 plus ~$43mm of additional losses accumulated in calendar year 2022 in the December 2022 LRP and Risk-adjusted LRP
  - ~$439mm of U.S. State NOLs as of 12/31/2021 plus ~$43mm of additional losses accumulated in calendar year 2022 in the December 2022 LRP and Risk-adjusted LRP
  - ~$13mm of U.S. Federal Tax Credits (including Orphan Tax Credits) and ~$2mm of U.S. State Tax Credits, with no losses accumulated in calendar year 2022 in the December 2022 LRP and Risk-adjusted LRP
- Analysis incorporates Pinto Management standalone financing plans, the terms of which have been provided by Management, as well as the achievement of the RPI Plan

Source: Pinto Management
1 Reflects useable amount per Section 382 analysis performed by EY in 2016 and reaffirmed in 2022; reflects ownership changes from 2014 reverse merger transaction with Transcept Pharmaceuticals and resulting limitation of ~$110mm NOLs generated prior to the merger; federal NOL balance per public filings of $589mm along with corresponding valuation allowance as advised by EY

Pinto Preliminary Illustrative Financial Analysis

DCF Adjusted TEV Build-Up *(Risk-adjusted LRP)*

MOELIS & COMPANY

CURRENT ENTERPRISE VALUE BUILD

Pinto Current Market Information	*(in millions, except per share data)*
Current Share Price (12/19/2022)	$1.90
Fully Diluted Shares Outstanding	62.138
Market Capitalization	**$118.1**
(+) Total Debt (09/30/2022)	263.1
(-) Cash & Cash Equivalents (09/30/2022)	(57.0)
Enterprise Value	**$324.2**

Pinto Current Shares Information *(in millions, except for per share data)*	Number Outstanding	Exercise Price	Diluted Shares
Basic Shares Outstanding	55.549	NA	55.549
(1) New Equity Raised	-	NA	-
(1) New Warrants	-	NA	-
Stock Options	1.384	$11.10	-
Restricted Stock Units	6.588	NA	6.588
Fifth Amendment Warrants	0.020	10.19	-
(2) First Amendment Warrants	0.407	4.42	-
(2) Convertible Senior Sub Notes	10.377	15.90	-
A&E New Convertible Notes	NA	NA	-
Total Shares			**62.138**

Pinto Current Debt Detail	Maturity	Rate	Principal
(2) Convertible Senior Sub Notes	2024	4.75%	$165.0
(2) A&E New Convertible Notes	NA	NA	-
R-Bridge Loan Agreement	2032	7.00%	62.4
Royalty-Backed Loan Agreement	2029	12.00%	35.7
Total Debt			**$263.1**

ADJ. 12/31/2022 A&E EV BUILD (USED FOR ANALYSIS)

Pinto Adj. Market Information	*(in millions, except per share data)*
Current Share Price (12/19/2022)	$1.90
Fully Diluted Shares Outstanding	114.726
Market Capitalization	**$218.0**
(+) Total Debt (Pinto Mgmt. Adjusted)	263.0
(-) Cash & Cash Equivalents (Pinto Mgmt. Adjusted)	(106.3)
Enterprise Value	**$374.6**

Pinto Adj. Shares Information *(in millions, except for per share data)*	Number Outstanding	Exercise Price	Diluted Shares
Basic Shares Outstanding	55.549	NA	55.549
(1) New Equity Raised	52.588	NA	52.588
(1) New Warrants	20.675	$2.38	-
Stock Options	1.384	$11.10	-
Restricted Stock Units	6.588	NA	6.588
Fifth Amendment Warrants	0.020	10.19	-
First Amendment Warrants	0.407	4.42	-
Convertible Senior Sub Notes	2.516	15.90	-
A&E New Convertible Notes	52.438	2.38	-
Total Shares			**114.726**

Pinto Adj. Debt Detail	Maturity	Rate	Principal
Convertible Senior Sub Notes	2024	4.75%	$40.0
A&E New Convertible Notes	2027	9.00%	125.0
R-Bridge Loan Agreement	2032	7.00%	61.8[1]
Royalty-Backed Loan Agreement	2029	12.00%	36.2[1]
Total Debt			**$263.0**

ADJ. CASH @ 12/31/2022 BUILD

Pinto Adj. Cash Balance	*(in millions)*
Cash & Cash Equivalents (09/30/2022)	$57.0
(-) Cash Burn through 12/31/2022	(25.9)
Cash @ 12/31/2022 (before financing)	**$31.1**
(+) ATM Net Proceeds (1)	22.6[2]
(+) Future Equity Offering Net Proceeds (1)	56.4
(+) A&E New Convertible Notes Gross Proceeds (2)	125.0
(-) Debt Refinanced (2)	(125.0)
(-) Fees On Debt Raise	(3.8)[3]
Pinto Mgmt. Adj. Cash (A&E Plan)	**$106.3**

COMMENTARY

1. Represents the combined impact of the following assumed equity financings
   - Full issuance of Pinto's ~$23.3mm ATM at Pinto's 30-D VWAP of $2.07, resulting in ~11.2mm additional shares and net proceeds of ~$22.6mm
   - Additional equity offering of ~$60mm at a 30% discount to Pinto's 30-D VWAP of $2.07, resulting in ~41.4mm additional shares
   - Assumes equity offering has 50% warrant coverage, with new warrants struck at a 15% premium to Pinto's 30-D VWAP
2. Represents revised "Amend & Extend" ("A&E") refinancing plan:
   - Assumes $125mm of the outstanding convertible 2024 notes are refinanced and the remaining $40mm of the 2024 notes is retired with cash at maturity
   - Assumes new notes mature in 2027, 9.00% coupon, 15% conversion premium to Pinto's 30-D VWAP ($2.38 initial conversion price)

Source Company Filings, Capital IQ as of 12/19/2022; Pinto Management
1 R-bridge loan and Royalty-Backed loan include PIK paydown of $0.7mm and interest of $0.5mm, respectively, in Q4 2022
2 Assumes equity raise at 30-D VWAP ($2.07 per share as of 12/19/2022); requires Board approval to issue equity at a price below $3 per share floor for ATM offering or private placement. Assumes illustrative financing fees of 6.0%
3 Illustrative financing fees of ~3.0% on total amount raised ($125mm)

Pinto Preliminary Illustrative Financial Analysis
DCF Adjusted TEV Build-Up *(Long-Range Plan)*

MOELIS & COMPANY

CURRENT ENTERPRISE VALUE BUILD

Pinto Current Market Information	*(in millions, except per share data)*
Current Share Price (12/19/2022)	$1.90
Fully Diluted Shares Outstanding	62.138
Market Capitalization	**$118.1**
(+) Total Debt (09/30/2022)	263.1
(-) Cash & Cash Equivalents (09/30/2022)	(57.0)
Enterprise Value	**$324.2**

Pinto Current Shares Information *(in millions, except for per share data)*	Number Outstanding	Exercise Price	Diluted Shares
Basic Shares Outstanding	55.549	NA	55.549
(1) New Equity Raised	-	NA	-
(1) New Warrants	-	NA	-
Stock Options	1.384	$11.10	-
Restricted Stock Units	6.588	NA	6.588
Fifth Amendment Warrants	0.020	10.19	-
(2) First Amendment Warrants	0.407	4.42	-
(2) Convertible Senior Sub Notes	10.377	15.90	-
A&E New Convertible Notes	NA	NA	-
Total Shares			**62.138**

Pinto Current Debt Detail	Maturity	Rate	Principal
(2) Convertible Senior Sub Notes	2024	4.75%	$165.0
(2) A&E New Convertible Notes	NA	NA	-
R-Bridge Loan Agreement	2032	7.00%	62.4
Royalty-Backed Loan Agreement	2029	12.00%	35.7
Total Debt			**$263.1**

ADJ. 12/31/2022 A&E EV BUILD (USED FOR ANALYSIS)

Pinto Adj. Market Information	*(in millions, except per share data)*
Current Share Price (12/19/2022)	$1.90
Fully Diluted Shares Outstanding	94.050
Market Capitalization	**$178.7**
(+) Total Debt (Pinto Mgmt. Adjusted)	263.0
(-) Cash & Cash Equivalents (Pinto Mgmt. Adjusted)	(81.7)
Enterprise Value	**$359.9**

Pinto Adj. Shares Information *(in millions, except for per share data)*	Number Outstanding	Exercise Price	Diluted Shares
Basic Shares Outstanding	55.549	NA	55.549
(1) New Equity Raised	31.912	NA	31.912
(1) New Warrants	10.338	$2.38	-
Stock Options	1.384	$11.10	-
Restricted Stock Units	6.588	NA	6.588
Fifth Amendment Warrants	0.020	10.19	-
First Amendment Warrants	0.407	4.42	-
Convertible Senior Sub Notes	2.516	15.90	-
A&E New Convertible Notes	52.438	2.38	-
Total Shares			**94.050**

Pinto Adj. Debt Detail	Maturity	Rate	Principal
Convertible Senior Sub Notes	2024	4.75%	$40.0
A&E New Convertible Notes	2027	9.00%	125.0
R-Bridge Loan Agreement	2032	7.00%	61.8[1]
Royalty-Backed Loan Agreement	2029	12.00%	36.2[1]
Total Debt			**$263.0**

ADJ. CASH @ 12/31/2022 BUILD

Pinto Adj. Cash Balance		*(in millions)*
Cash & Cash Equivalents (09/30/2022)		$57.0
(-) Cash Burn through 12/31/2022		(22.3)
Cash @ 12/31/2022 (before financing)		**$34.7**
(+) ATM Net Proceeds	1	22.6[2]
(+) Future Equity Offering Net Proceeds	1	28.2
(+) A&E New Convertible Notes Gross Proceeds	2	125.0
(-) Debt Refinanced	2	(125.0)
(-) Fees On Debt Raise		(3.8)[3]
Pinto Mgmt. Adj. Cash (A&E Plan)		**$81.7**

COMMENTARY

1. Represents the combined impact of the following assumed equity financings
   - Full issuance of Pinto's ~$23.3mm ATM at Pinto's 30-D VWAP of $2.07, resulting in ~11.2mm additional shares and net proceeds of ~$22.6mm
   - Additional equity offering of ~$30mm at a 30% discount to Pinto's 30-D VWAP of $2.07, resulting in ~20.7mm additional shares
   - Assumes equity offering has 50% warrant coverage, with new warrants struck at a 15% premium to Pinto's 30-D VWAP
2. Represents revised "Amend & Extend" ("A&E") refinancing plan:
   - Assumes $125mm of the outstanding convertible 2024 notes are refinanced and the remaining $40mm of the 2024 notes is retired with cash at maturity
   - Assumes new notes mature in 2027, 9.00% coupon, 15% conversion premium to Pinto's 30-D VWAP ($2.38 initial conversion price)

Source: Company Filings, Capital IQ as of 12/19/2022; Pinto Management
1. R-bridge loan and Royalty-Backed loan include PIK paydown of $0.7mm and interest of $0.5mm, respectively, in Q4 2022
2. Assumes equity raise at 30-D VWAP ($2.07 per share as of 12/19/2022); requires Board approval to issue equity at a price below $3 per share floor for ATM offering or private placement. Assumes illustrative financing fees of 6.0%
3. Illustrative financing fees of ~3.0% on total amount raised ($125mm)

Pinto Preliminary Illustrative Financial Analysis
December 2022 Risk-adjusted LRP

MOELIS & COMPANY

PROJECTED UNLEVERED FREE CASH FLOW

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	Terminal
Hospital	$77	$81	$90	$103	$119	$124	$141	$158	$157	$65	$65
Community	53	75	98	121	146	158	179	201	199	83	83
BARDA Procurement Rev.	-	40	-	38	-	-	-	-	-	-	-
Net Nuzyra Revenue	$130	$196	$188	$263	$265	$281	$320	$359	$356	$148	$148
Grant Revenue & Other Royalties	30	37	37	37	14	16	17	19	18	8	8
Total Revenue	**$160**	**$232**	**$225**	**$300**	**$278**	**$298**	**$338**	**$378**	**$375**	**$156**	**$156**
% Growth		*45%*	*(3%)*	*34%*	*(7%)*	*7%*	*13%*	*12%*	*(1%)*	*(58%)*	
Cost of Goods Sold	(18)	(30)	(36)	(42)	(33)	(41)	(46)	(52)	(51)	(21)	(21)
Royalties	(2)	(4)	(4)	(5)	(4)	(5)	(6)	(6)	(6)	(3)	(3)
CBC Payments	-	-	-	-	(1)	(2)	(3)	(3)	(3)	(1)	(1)
Total Cost of Sales	(20)	(34)	(40)	(47)	(38)	(48)	(55)	(62)	(61)	(25)	(25)
Gross Profit	**$140**	**$199**	**$185**	**$253**	**$241**	**$249**	**$282**	**$316**	**$314**	**$131**	**$131**
% Gross Margin	*87%*	*85%*	*82%*	*84%*	*86%*	*84%*	*84%*	*84%*	*84%*	*84%*	*84%*
Total Operating Expenses	(165)	(185)	(170)	(176)	(174)	(177)	(173)	(180)	(179)	(74)	(74)
EBIT	**($25)**	**$13**	**$15**	**$77**	**$67**	**$72**	**$109**	**$136**	**$135**	**$56**	**$56**
EBIT Margin	*NM*	*6%*	*7%*	*26%*	*24%*	*24%*	*32%*	*36%*	*36%*	*36%*	*36%*
(-) Taxes (@ 27.5%)[1]	-	(4)	(4)	(21)	(18)	(20)	(30)	(37)	(37)	(15)	(15)
Tax-Affected EBIT	**($25)**	**$10**	**$11**	**$56**	**$48**	**$52**	**$79**	**$99**	**$98**	**$41**	**$41**
(+) Depreciation	0	0	0	0	0	0	0	0	0	0	-
Δ in Net Working Capital	19	2	(5)	(7)	(14)	3	(8)	(8)	1	43	-
Non-Cash RPI Accruals	-	24	-	-	-	-	-	-	-	-	-
Revenue Performance Incentive Plan	-	-	-	(28)	(28)	-	-	-	-	-	-
Unlevered Free Cash Flow	**($6)**	**$35**	**$6**	**$21**	**$6**	**$56**	**$72**	**$91**	**$99**	**$84**	**$41**

Total BARDA procurements represent ~37.8% of TEV

Terminal Value represents ~6.4% of TEV

IMPLIED PINTO SHARE PRICE[2]

Pinto SA NPV Build	Low	High
Total Undiscounted FCF	$463	$463
Terminal Value	22	99
PV of FCF	183	207
PV of Terminal Value	6	32
Implied Enterprise Value	**$188**	**$238**
(-) Debt	(263)	(263)
(+) Cash	106	106
Implied Equity Value	**$32**	**$82**
Pinto FDSO	114.726	114.726
Implied Share Price	**$0.27**	**$0.71**

A

+

Pinto NOL / Tax Credit NPV Build	Low	High
Total Undiscounted FCF	$169	$169
PV of FCF	69	78
NOL / Tax Credit Value	**$69**	**$78**
Pinto FDSO	114.726	114.726
Implied Value Per Share	**$0.60**	**$0.68**

B

=

		Perpetuity Growth Rate				
		(60.0%)	(50.0%)	(40.0%)	(30.0%)	(20.0%)
WACC	12.75%	$1.18	$1.20	$1.24	$1.30	$1.39
	13.31%	1.10	1.12	1.16	1.21	1.30
	13.88%	1.02	1.05	1.08	1.13	1.21
	14.44%	0.95	0.97	1.00	1.05	1.12
	15.00%	0.88	0.90	0.93	0.97	1.04

C

Source: Company filings, Pinto Management Projections (received 12/12/2022), Capital IQ as of 12/19/2022

Note: Analysis assumes mid-year discounting and valuation date of 12/31/2022; WACC range of 12 75%-15 0% and a TVGR range of (60 0%)-(20 0%) Assumes adjusted-A&E capital structure

1 Tax expense shown at 27 5% (21 0% federal and 6 5% state); Pinto NOL balance valued separately and included in per share values assuming same WACC range (Low corresponds to a WACC of 15 0% and a TVGR of (60 0%) and High corresponds to a WACC of 12 75% and a TVGR of (20 0%)

2 Fully diluted share count using treasury stock method and based on 55 549mm basic shares outstanding, 6 588mm RSUs, assumed future equity of 11 2mm shares under existing ATM facility of $23 3mm, assumed future equity raise of $60mm (resulting in 41 3mm additional shares) with 50% warrant coverage (struck at $2 38, a 15% premium to Pinto's 30-D VWAP), and 0 407mm in First Amendment Warrants with a WAEP of $4 42; adjusted cash as detailed on prior page plus adjustment of future equity raise of $60mm at a 30% discount to Pinto's 30-D VWAP of $2 07; total debt outstanding includes $40 0mm 2024 convertible notes (conversion price: $15 90), $125mm 2027 convertible notes (conversion price: $2 38), and a R-Bridge loan of $61 6mm and $36 2mm royalty-backed loan (both including PIK interest in Q4 2022)

Pinto Preliminary Illustrative Financial Analysis
December 2022 Long-Range Plan

PROJECTED UNLEVERED FREE CASH FLOW

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	Terminal
Hospital	$81	$90	$106	$129	$159	$177	$201	$226	$224	$93	$93
Community	56	83	115	152	194	225	256	287	285	119	119
BARDA Procurement Rev.	-	40	-	38	-	-	-	-	-	-	-
Net Nuzyra Revenue	$137	$213	$221	$319	$353	$402	$457	$513	$509	$212	$212
Grant Revenue & Other Royalties	30	37	37	37	14	16	17	19	18	8	8
Total Revenue	**$167**	**$250**	**$258**	**$357**	**$367**	**$418**	**$475**	**$532**	**$527**	**$220**	**$220**
% Growth		*49%*	*3%*	*38%*	*3%*	*14%*	*14%*	*12%*	*(1%)*	*(58%)*	
Cost of Goods Sold	(16)	(27)	(35)	(44)	(42)	(56)	(63)	(70)	(70)	(29)	(29)
Royalties	(1)	(4)	(4)	(6)	(5)	(7)	(8)	(8)	(8)	(3)	(3)
CBC Payments	-	-	-	-	(1)	(3)	(4)	(5)	(5)	(2)	(2)
Total Cost of Sales	(17)	(31)	(39)	(50)	(48)	(65)	(75)	(84)	(83)	(35)	(35)
Gross Profit	**$150**	**$219**	**$219**	**$307**	**$319**	**$353**	**$400**	**$448**	**$444**	**$185**	**$185**
% Gross Margin	*90%*	*88%*	*85%*	*86%*	*87%*	*84%*	*84%*	*84%*	*84%*	*84%*	*84%*
Total Operating Expenses	(165)	(189)	(176)	(187)	(189)	(197)	(199)	(207)	(205)	(86)	(86)
EBIT	**($16)**	**$30**	**$43**	**$119**	**$129**	**$155**	**$202**	**$241**	**$239**	**$100**	**$100**
EBIT Margin	*NM*	*12%*	*17%*	*33%*	*35%*	*37%*	*42%*	*45%*	*45%*	*45%*	*45%*
(-) Taxes (@ 27.5%)[1]	-	(8)	(12)	(33)	(36)	(43)	(55)	(66)	(66)	(27)	(27)
Tax-Affected EBIT	**($16)**	**$22**	**$31**	**$87**	**$94**	**$113**	**$146**	**$175**	**$173**	**$72**	**$72**
(+) Depreciation	0	0	0	0	0	0	0	0	0	0	-
Δ in Net Working Capital	23	(2)	(9)	(11)	(19)	(2)	(11)	(11)	1	62	-
Non-Cash RPI Accruals	-	24	-	-	-	-	-	-	-	-	-
Revenue Performance Incentive Plan	-	-	-	(28)	(28)	-	-	-	-	-	-
Unlevered Free Cash Flow	**$7**	**$44**	**$22**	**$47**	**$47**	**$111**	**$135**	**$163**	**$174**	**$134**	**$72**

Total BARDA procurements represent ~18.8% of TEV

Terminal Value represents ~5.8% of TEV

IMPLIED PINTO SHARE PRICE[2]

Pinto SA NPV Build	Low	High
Total Undiscounted FCF	$886	$886
Terminal Value	39	176
PV of FCF	365	410
PV of Terminal Value	10	56
Implied Enterprise Value	**$375**	**$467**
(-) Debt	(138)	(138)
(+) Cash	82	82
Implied Equity Value	**$318**	**$410**
Pinto FDSO	147.758	149.481
Implied Share Price	**$2.15**	**$2.74**

A

+

Pinto NOL / Tax Credit NPV Build	Low	High
Total Undiscounted FCF	$163	$163
PV of FCF	83	91
NOL / Tax Credit Value	**$83**	**$91**
Pinto FDSO	147.758	149.481
Implied Value Per Share	**$0.56**	**$0.61**

B

=

	Perpetuity Growth Rate				
WACC	(60.0%)	(50.0%)	(40.0%)	(30.0%)	(20.0%)
12.75%	$3.08	$3.11	$3.16	$3.24	$3.36
13.31%	2.98	3.02	3.06	3.13	3.24
13.88%	2.89	2.92	2.97	3.03	3.13
14.44%	2.80	2.83	2.87	2.93	3.03
15.00%	2.72	2.75	2.79	2.84	2.93

C

Source: Company filings, Pinto Management Projections (received 12/12/2022), Capital IQ as of 12/19/2022

Note: Analysis assumes mid-year discounting and valuation date of 12/31/2022; WACC range of 12.75%-15.0% and a TVGR range of (60.0%)-(20.0%). Assumes adjusted-A&E capital structure

1 Tax expense shown at 27.5% (21.0% federal and 6.5% state); Pinto NOL balance valued separately and included in per share values assuming same WACC range (Low corresponds to a WACC of 15.0% and a TVGR of (60.0%) and High corresponds to a WACC of 12.75% and a TVGR of (20.0%)

2 Fully diluted share count using treasury stock method and based on 55.549mm basic shares outstanding, 6.588mm RSUs, assumed future equity of 11.2mm shares under existing ATM facility of $23.3mm, assumed future equity raise of $30mm (resulting in 20.7mm additional shares) with 50% warrant coverage (struck at $2.38, a 15% premium to Pinto's 30-D VWAP) and 0.407mm in First Amendment Warrants with a WAEP of $4.42; adjusted cash as detailed on prior page plus adjustment of future equity raise of $30mm at a 30% discount to Pinto's 30-D VWAP of $2.07; total debt outstanding includes $40.0mm 2024 convertible notes (conversion price: $15.90), $125mm 2027 convertible notes (conversion price: $2.38), and a R-Bridge loan of $61.6mm and $36.2mm royalty-backed loan (both including PIK interest in Q4 2022)

Pinto Preliminary Illustrative Financial Analysis

Selected Publicly Traded Companies Analysis

Analyzed certain financial information and market trading multiples of selected publicly traded, commercial specialty pharma companies deemed generally relevant by Moelis in certain respects to Pinto

- The selected publicly traded companies analysis provides a valuation range based on how the public markets value businesses with operational and financial characteristics determined by Moelis to be similar in certain respects to Pinto
  - Analysis focuses on 2023E revenue multiples based on Street consensus estimates with other trading statistics included for reference
  - We view revenue multiples for other years to be less relevant due to focus on nearer-term uptake for recently launched drugs and the revenue fluctuations therein
- Selected the publicly traded companies based on the following criteria:
  - Pharmaceutical companies with a focus on companies marketing anti-infective treatments, therapies utilized primarily in the hospital setting, and other specialty pharmaceutical companies promoting branded products with a similar growth profile to Nuzyra
  - Excluded clinical-stage companies due to their lack of an established revenue base and different risk factors
  - Primary commercial operations conducted in North America
  - Other similar factors to Pinto including competition, size of commercial opportunity, and overall growth profile
  - Market cap between $100.0mm and $1.5bn, excluding distressed companies[1]
- None of the selected public companies reviewed in this analysis were deemed directly comparable to Pinto
  - None of the selected public companies fitting the selection criteria have a primary commercial focus on anti-infectives; public companies focused on anti-infectives have faced substantial commercial and financial headwinds and have a market cap below the lower threshold criteria or were deemed to be distressed (e.g., AcelRx, Nabriva, Spero, Scynexis, Iterum, Cidara, Contrafect)
- Reference 2023E revenue multiple range informed by selected publicly traded companies of **1.3x – 2.7x**
  - Low end informed by Pinto's current trading multiple, representing a discount to selected companies given its commercial headwinds and financing overhang
  - High end informed by SIGA's current trading multiple, which has normalized since summer 2022 highs related to the monkeypox outbreak and represents a less-distressed financial profile relative to other selected public companies

1 Companies trading below net cash value on an enterprise value basis

Pinto Preliminary Illustrative Financial Analysis
Selected Publicly Traded Companies Analysis *(cont'd)*

($ in millions, except per share data)	Share Price as of	% of 52	Market	Total	Total	Enterprise	EV / Revenue				CAGR
Company Name	12/19/2022	Wk High	Cap.	Debt	Cash	Value	2022E	2023E	2024E	2025E	('21-'25)
SIGA	$7.63	28.3%	$560	-	$110	$450	3.9x	2.7x	3.7x	3.7x	(2.2%)
Emergent	11.16	21.3%	569	1,062	241	1,390	1.3x	1.2x	1.1x	1.2x	(10.7%)
Heron	2.49	23.8%	324	150	122	353	3.4x	2.2x	1.6x	1.3x	33.0%
Xeris	1.27	40.1%	179	147	93	233	2.2x	1.5x	1.2x	1.0x	48.6%
Median		**26.0%**	**$442**	**$149**	**$116**	**$401**	**2.8x**	**1.9x**	**1.4x**	**1.3x**	**15.4%**
Mean		**28.4%**	**$408**	**$340**	**$141**	**$607**	**2.7x**	**1.9x**	**1.9x**	**1.8x**	**17.2%**
Pinto (Street Consensus) [1]	$1.90	39.6%	$118	$263	$57	$324	2.8x	1.3x	1.0x	0.8x	34.1%
Pinto (Long-Range Plan)	$1.90	39.6%	$118	$263	$57	$324	2.7x	1.9x	1.5x	1.3x	18.7%
Pinto (Risk-adjusted Long-Range Plan)	$1.90	39.6%	$118	$263	$57	$324	2.7x	2.0x	1.7x	1.4x	14.7%

Source Pinto Management Projections (received 12/12/2022), Wall Street Research, Capital IQ as of 12/19/2022
Note Pinto Management estimates adjusted to exclude BARDA procurement revenue of $38.1mm in 2022E and $39.9mm in 2024E
1 Median of BTIG, Jefferies, and HCW (analyst forecasts provided by Pinto Management)

Pinto Preliminary Illustrative Financial Analysis

Publicly Traded Companies Analysis – YTD Trading

	Average TEV / 2023 Revenue Multiple			
	YTD	6 months	3 months	1 month
SIGA	5.1x	6.5x	4.5x	3.3x
Heron	2.8x	2.9x	3.2x	2.6x
Emergent	1.7x	1.4x	1.3x	1.2x
Xeris	1.7x	1.5x	1.6x	1.7x
Median[1]	**2.3x**	**2.2x**	**2.4x**	**2.1x**
Pinto (Street)	1.3x	1.4x	1.4x	1.3x
Pinto (LRP)	2.6x	2.0x	2.1x	2.0x
Pinto (Risk-adj. LRP)	2.7x	2.1x	2.2x	2.1x


16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
SIGA
HRTX
EBS
XERS
Pinto 2
2.7x
2.2x
1.5x
1.3x
1.2x
1/3/2022
3/14/2022
5/23/2022
8/1/2022
10/10/2022
12/19/2022

Source Capital IQ as of 12/19/2022, Wall Street Research, Company Filings
1 Median excludes Pinto
2 Based on Street consensus

Pinto Preliminary Illustrative Financial Analysis

Selected Precedent Transactions Analysis

Analyzed implied enterprise values from upfront consideration and NTM revenue of selected M&A transactions for anti-infective and hospital focused companies deemed generally relevant by Moelis in certain respects to Pinto

- The selected precedent transactions analysis provides a valuation range based on transaction values for businesses with operational characteristics determined by Moelis to be similar in certain respects to Pinto
  - Analysis focuses on NTM revenue multiples; near-term performance of commercial product(s) was deemed by us to be the most relevant factor in assessing transaction value
- Selected the precedent transactions based on the following criteria:
  - Pharmaceuticals companies focused on branded specialty pharmaceuticals used as anti-infective treatments or otherwise primarily utilized in a hospital setting
  - Included asset acquisitions that involved the purchase of commercial anti-infective treatments
  - Excluded transactions involving targets without commercial assets
  - Target companies with primary commercial operations conducted in North America
  - Transactions announced since 2017, approximately the last five years, with total value in excess of $100mm and up to $1.0bn
- Reference NTM revenue based on the selected precedent transactions of **2.0x – 3.4x NTM revenue**[1]
  - Low end of range informed by Chimerix (Tembexa), a relevant precedent that the given asset involved was an anti-infective product with sales in the government channel; deemed to be influenced by seasonality (higher revenue expectations)
  - High end of range informed by Medicines Company (AI Business), the most relevant precedent given anti-infectives focus; deemed to reflect high end given more favorable market conditions at the of the transaction (Nov 2017); market conditions have become increasingly challenging since, as reflected by performance of the anti-infectives sector
  - Flexion and Adamas, the two deals above our selected range, both had more attractive call points (concentrated prescriber base to reach addressable patient population) relative to Pinto
  - Broader biotech has traded down substantially year-to-date, impacting valuations and therefore comparability
  - Selected precedents include broader specialty pharma transactions given the limited number of relevant anti-infective transactions over the past five years; anti-infective transactions including including Spero (clinical-stage license), F2G (clinical-stage license), Cidara (registrational license), Entasis (related party transaction), Tetraphase (financial distress), and Achaogen (financial distress) were not deemed relevant to Pinto

1 Precedent transaction reference ranges do not take into account the potential value of the CVRs from the selected transactions

Pinto Preliminary Illustrative Financial Analysis

Selected Precedent Transactions Analysis *(cont'd)*

	Announced	Target	Acquiror	Indication	Upfront TEV ($mm)	Contingent Value ($mm)	Total Value ($mm)	NTM Rev ($mm)	Consideration Cash	Consideration Equity	Premia[1] 1 day	Premia[1] 1 month	Upfront / NTM Rev.
Pub.	07/11/2022	La Jolla	Innoviva	Septic Shock	$149	-	$149	$56	100%	-	84%	NA	2.7x
Prd.	[redacted]		[redacted]								[redacted]	[redacted]	[redacted]
Pub.	02/14/2022	BDSI	Collegium	Chronic Pain	552	-	552	194	100%	-	54%	66%	2.8x
Pub.	10/11/2021	Flexion	Pacira	OA Knee Pain	587	422	1,009	151	100%	-	47%	38%	3.9x
Pub.	10/11/2021	Adamas	Supernus	Parkinson's Dyskinesia	457	49	506	112	100%	-	76%	72%	4.1x
Pub.	[redacted]						[redacted]				[redacted]	[redacted]	[redacted]
Pvt.	[redacted]									[redacted]	[redacted]	[redacted]	[redacted]
Pvt.	[redacted]						[redacted]				[redacted]	[redacted]	[redacted]
Prd.	11/29/2017	The Medicines Company (AI Business)	Melinta	cUTI, ABSSSI	270	-	270	80	80%	20%	NA	NA	3.4x
Mean					**$422**	**$75**	**$496**	**$137**			**61%**	**54%**	**3.1x**
Median					**$457**	**$0**	**$506**	**$112**			**54%**	**53%**	**3.0x**
Pinto at [redacted] *Offer Price (Received 11/26/2022)*													
Long-Range Plan: $2.75 / share + $1.00 / share CVR					**$377**	**$62**	**$439**	**$158**[2]	**-**	**100%**	**22%**[3]	**5%**[3]	**2.8x**
Risk-adjusted Long-Range Plan: $2.75 / share + $1.00 / share CVR					**$377**	**$62**	**$439**	**$153**	**-**	**100%**	**22%**	**5%**	**2.9x**

Pub. And Pvt. denote deals involving a public / private target, respectively. Prd. denotes deals involving the acquisition of a product / product portfolio

Source Company Filings, Press Releases, Wall Street Research, Capital IQ, Pinto Management Projections (received 12/12/2022)
1 Represent unaffected premia based on upfront consideration; 1-month premia are based on the target's VWAP over 30 trading days prior to the transaction announcement
2 Does not include BARDA procurement revenue in NTM period; revenue consists of product revenue, government contract service & grant revenue, and collaboration & royalty revenue NTM revenues determined as of 09/30/2022
3 Based on Pinto closing price of $2 26 as of 11/25/2022 and Pinto 30D VWAP of ~$2 61 as of 11/25/2022 per Bloomberg

Appendix

MOELIS & COMPANY

A. Additional Counterparty Detail

Additional Counterparty Detail

Additional Counterparties Contacted

	COMPANY	CONTACT / RELATIONSHIP MOELIS	OUTREACH STATUS	CDA STATUS	POST-OUTREACH UPDATE	PRIOR HISTORY / RATIONALE
STRATEGIC	[redacted]	[redacted]	✓	✓	Had update call with [redacted] team; continuing to review and plan to re-engage in Jan / Feb	▪ Multiple prior NBOs, put on hold due to internal operational issues; no response to Pinto CEO note in Nov
STRATEGIC	[redacted]	[redacted]	✓	Expired	Decline – not interested in pursuing further	▪ Previously passed in June 2022 but [redacted]
STRATEGIC	[redacted]	[redacted]	✓	In process	Had intro call with Moelis on 12/9; scheduling update call with Pinto team	▪ Prior discussions around a strategic investment but ultimately decided not to move forward
STRATEGIC	[redacted]	[redacted]	✓		Decline – reiterated lack of interest in pursuing the opportunity	▪ Historical conversions around a potential partnership but ultimately passed; remain uninterested
STRATEGIC	[redacted]	[redacted]	✓	✓	Call with Moelis scheduled for 12/21	▪ Had prior discussions in May but [redacted]
STRATEGIC	[redacted]	[redacted]	✓		Had intro call with Moelis; Moelis team followed up on 12/20	▪ Anti-infectives remain a priority following [redacted]
STRATEGIC	[redacted]	[redacted]	✓	✓	Had update call with Pinto on 12/19; currently reviewing	▪ Previously expressed interest with a focus on the NTM opportunity in Japan
FINANCIAL	[redacted]	[redacted]	✓		Preliminary discussion with Moelis suggested diminished interest in AI roll-up; scheduling follow-up	▪ [redacted] a broad investment strategy (including buyouts and growth equity)
FINANCIAL	[redacted]	[redacted]	✓			▪ Previous interactions with [redacted]
FINANCIAL	[redacted]	[redacted]	✓			▪ Active player in the spec pharma space [redacted]
FINANCIAL	[redacted]	[redacted]	Pinto-led discussions ongoing	✓	Positive internal discussions; anticipate potential LOI week of 1/9	▪ Have been active in the [redacted]

Additional Strategic Counterparties for Potential Outreach

PRELIMINARY DRAFT
STRICTLY CONFIDENTIAL
SUBJECT TO SUBSTANTIAL REVISION

MOELIS & COMPANY

COMPANY	CONTACT / RELATIONSHIP	CDA STATUS	PRIOR HISTORY / RATIONALE
	MOELIS		
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]	✓	[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]	✓	[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]
[redacted]	[redacted]		[redacted]

Additional Counterparty Detail

Additional Financial Counterparties for Potential Outreach

SPONSOR	CONTACT / RELATIONSHIP	CDA STATUS	PRIOR HISTORY / RATIONALE
	MOELIS		
[redacted]			[redacted]

B. WACC Detail

MOELIS & COMPANY

WACC Detail

WACC Analysis: Methodology & Assumptions

- Implied WACC range of 12.75% to 15.0% is determined using weighted cost of debt and cost of equity using CAPM with key inputs noted below
- Tax rate of 27.5% (21.0% federal, 7.5% state) assumed per Pinto Management
- Pre-tax cost of debt of 13.50%, based on:
  - Pinto's quoted interest rate on a term loan during recent financing discussions (S + 8.50% with a 2.50% floor; term sheet received on 10/18/2022)
  - Current YTW on Pinto's existing convertible debt of 15.72% and upcoming Amend & Extend plan (Pinto Management anticipates a 9.00% coupon)
  - Xeris' up to $150mm term loan (of which $100mm is drawn) entered in March 2022 at S + 9.00% + 0.26%, implying an interest rate of ~13.8%[1]
- Total long term debt to capital range of 5.0% to 55.0% and unlevered beta range of 0.650 to 1.050 based on select publicly traded companies
  - Moelis considered the range of selected publicly traded companies' 2-year weekly and 5-year monthly adjusted unlevered betas to determine the unlevered beta range
  - Because Pinto's share price has changed significantly over the 2-year and 5-year periods, we examined both current debt to cap and at debt to cap based on average 2-year and 5-year capital structure
- Risk-free rate of 3.82% based on the yield to maturity of 20-year U.S. Treasuries (as of 12/19/2022)
- Historical long-horizon equity risk premium (supply – side) of 6.22%[2]
- Size premium of 4.80% based on the 10th decile tier for companies with an equity value between ~$11mm - $289mm[2]

Source Company Filings, Pinto Management Assumptions
1 Based on a 3M SOFR rate of ~4.51% as of 12/19/2022
2 Kroll Cost of Capital Navigator 2021

WACC Detail
Pinto Illustrative WACC Analysis

($ in millions)	Equity Value	Total Debt	Debt / Equity	Debt / Total Cap.	2Y Debt / Equity	5Y Debt / Equity	2Y Debt / Total Cap.	5Y Debt / Total Cap.	Adjusted Levered Beta 2Y Weekly	Adjusted Levered Beta 5Y Monthly	Unlevered Beta[1] 2Y Current	Unlevered Beta[1] 5Y Current	Unlevered Beta[1] 2Y His. Avg.	Unlevered Beta[1] 5Y His. Avg.
Selected Publicly Traded Companies														
SIGA	$560	-	-	-	0.4%	7.9%	0.4%	6.7%	0.994	0.810	0.994	0.810	0.991	0.763
Emergent	569	1,062	186.7%	65.1%	48.6%	29.9%	29.6%	20.1%	0.854	0.938	0.345	0.379	0.617	0.759
Heron	324	150	46.2%	31.6%	21.6%	9.4%	16.2%	7.2%	1.626	0.918	1.191	0.672	1.389	0.855
Xeris	179	147	82.1%	45.1%	48.2%	48.2%	31.6%	31.6%	1.070	1.249	0.649	0.758	0.775	0.904
		Mean:	**78.7%**	**35.5%**	**29.7%**	**23.8%**	**19.4%**	**16.4%**	**1.136**	**0.979**	**0.795**	**0.655**	**0.943**	**0.820**
		Median:	**64.2%**	**38.3%**	**34.9%**	**19.6%**	**22.9%**	**13.6%**	**1.032**	**0.928**	**0.822**	**0.715**	**0.883**	**0.809**
Pinto	**$118**	**$263**	**222.9%**	**69.0%**	**135.1%**	**127.2%**	**55.0%**	**51.5%**	**1.113**	**1.270**	**0.425**	**0.485**	**0.562**	**0.661**

COST OF EQUITY RANGE

Total Debt / Total Capital	Unlevered Beta 0.650	0.730	0.810	0.890	0.970	1.050
5.0%	12.82%	13.33%	13.85%	14.37%	14.88%	15.40%
17.5%	13.28%	13.86%	14.43%	15.01%	15.58%	16.16%
30.0%	13.92%	14.57%	15.22%	15.88%	16.53%	17.18%
42.5%	14.83%	15.59%	16.36%	17.12%	17.89%	18.65%
55.0%	16.25%	17.19%	18.12%	19.06%	20.00%	20.94%

WACC RANGE

Total Debt / Total Capital	Unlevered Beta 0.650	0.730	0.810	0.890	0.970	1.050
5.0%	12.67%	13.16%	13.65%	14.14%	14.63%	15.12%
17.5%	12.67%	13.15%	13.62%	14.09%	14.57%	15.04%
30.0%	12.68%	13.14%	13.59%	14.05%	14.51%	14.96%
42.5%	12.69%	13.13%	13.57%	14.01%	14.45%	14.89%
55.0%	12.70%	13.12%	13.54%	13.96%	14.39%	14.81%

Source: Company filings, Bloomberg, Capital IQ as of 12/19/2022
1 Median unlevered adjusted beta of selected companies used to calculate relevered beta using the formula $B = B_u(1+(1-t)(D/E))$; 2-year and 5-year betas unlevered using a U S statutory tax rate of 21 0%, except for SIGA, for which their 2021 effective tax rate of 22 2% was used

C. Pinto Forecast Benchmarking

Pinto Forecast Benchmarking

Street Benchmarking

($ in millions)

December 2022 LRP (Pinto Mgmt)
December 2022 Risk-adjusted LRP (Pinto Mgmt)
Street Mean

GROSS PROFIT


$1,000
$750
$500
$250
$0
$891
$943
$956
$790
$634
$494
$366
$292
$211
$136
$307
$319
$353
$400
$448
$444
$314
$132
$140
$199
$185
$253
$241
$249
$282
$316
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

RESEARCH & DEVELOPMENT EXPENSE[1]


$35
$30
$25
$20
$15
$10
$5
$0
$31
$32
$31
$31
$25
$31
$25
$20
$21
$15
$11
$13
$12
$12
$12
$4
$4
$3
$3
$3
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

SELLING, GENERAL & ADMINISTRATIVE[2]


$250
$200
$150
$100
$50
$0
$137
$135
$158
$152
$156
$185
$194
$196
$204
$202
$176
$149
$118
$134
$148
$144
$155
$170
$153
$170
$151
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

EBITDA


$800
$600
$400
$200
$0
($200)
$716
$739
$733
$621
$422
$330
$202
$158
$44
($26)
$119
$130
$155
$202
$241
$239
$135
$30
$43
$77
$67
$72
$109
$136
($47)
($25)
$14
$15
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

Source Wall Street Research, Pinto Management Projections (received 12/12/2022)
1 R&D includes Outside R&D services and Medical Affairs expense and is consistent across the December 12, 2022 LRP and the Risk-adjusted LRP
2 SG&A includes all other operating expenses not allocated to R&D

Pinto Forecast Benchmarking

Street Benchmarking: Jefferies[1]

MOELIS & COMPANY

($ in millions)

December 2022 LRP (Pinto Mgmt)
December 2022 Risk-adjusted LRP (Pinto Mgmt)
Jefferies

GROSS PROFIT


$600
$500
$400
$300
$200
$100
$0
$136 $197 $252 $243 $307 $319 $389 $400 $448 $444
$103 $150 $219 $219 $283 $241 $249 $282 $316 $314
$353 $342 $315
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E

RESEARCH & DEVELOPMENT EXPENSE[2]


$40
$30
$20
$10
$0
$32 $35 $36 $31 $22 $20 $19 $18 $18 $17
$25 $31 $31 $26 $21 $4 $4 $3 $3 $3
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E

SELLING, GENERAL & ADMINISTRATIVE[3]


$250
$200
$150
$100
$50
$0
$137 $161 $185 $190 $194 $198 $202 $204 $204 $202
$144 $166 $185 $194 $196 $184
$127 $134 $158 $155 $170 $173 $170 $177 $176
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E

EBITDA


$800
$600
$400
$200
$0
($200)
($26) $43 $93 $137 $128 $207 $402 $451 $440 $418
($15) $30 $43 $130 $155 $202 $241 $239
($30) ($25) $14 $15 $77 $67 $72 $109 $136 $135
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E

TAKEAWAYS

While Jefferies' forecast appears in line with topline estimates of select Pinto cases, several assumption and methodology differences drive variance in per share NPV:

1. Differences in operating cost assumptions yield cumulative cash flows in Jefferies model that are substantially higher than that of Pinto's LRP
2. Jefferies utilizes a sum-of-the-parts NPV methodology and does not adjust for Pinto's capital structure or make cash flow adjustments to NOPAT
3. Jefferies does not incorporate the potential dilutive impact of contemplated financings or amendment to the 2024 Notes

Source Wall Street Research, Pinto Management Projections (received 12/12/2022)
1 Selected for further comparison since topline projections were most closely aligned with Mgmt Long-Range Plan
2 R&D includes Outside R&D services and Medical Affairs expense and is consistent across the December 12, 2022 LRP and the Risk-adjusted LRP
3 SG&A includes all other operating expenses not allocated to R&D

D. Selected Publicly Traded Companies Financial Detail

Selected Publicly Traded Companies Financial Detail
Financial Summary

($ in millions, except per share data)	Revenue					CAGR	EBITDA		
Company Name	**2021A**	**2022E**	**2023E**	**2024E**	**2025E**	**('21-'25)**	**2021A**	**2022E**	**2023E**
SIGA	$134	$115	$169	$122	$122	(2.2%)	$90	$48	$89
Emergent	1,793	1,087	1,184	1,212	1,141	(10.7%)	515	48	183
Heron	86	104	157	216	270	33.0%	(215)	(192)	(103)
Xeris	50	108	152	194	242	48.6%	(93)	(82)	(41)
Median	**$110**	**$112**	**$163**	**$205**	**$256**	**15.4%**	**($2)**	**($17)**	**$24**
Mean	**$516**	**$354**	**$416**	**$436**	**$444**	**17.2%**	**$74**	**($45)**	**$32**
Pinto (Street Consensus) [1]	$130	$116	$250	$338	$420	34.1%	($41)	($47)	$44
Pinto (Long-Range Plan)	$130	$119	$167	$210	$258	18.7%	($41)	($26)	($15)
Pinto (Risk-adjusted Long-Range Plan)	$130	$119	$160	$192	$225	14.7%	($41)	($30)	($25)

Source Pinto Management Projections (received 12/12/2022), Wall Street Research, Capital IQ as of 12/19/2022
Note Pinto Management estimates adjusted to exclude BARDA procurement revenue of $38 1mm in 2022E and $39 9mm in 2024E
1 Mean of BTIG, Jefferies, and HCW (analyst forecasts provided by Pinto Management)

Selected Publicly Traded Companies Financial Detail

Selected Publicly Traded Anti-Infective Companies (For Reference Only)

($ in millions, except per share data) Company Name	Share Price as of 12/19/2022	% of 52 Wk High	Market Cap.	Total Debt	Total Cash	Enterprise Value	EV / Revenue 2022E	EV / Revenue 2023E	EV / Revenue 2024E	EV / Revenue 2025E	CAGR ('21-'25)
AcelRx	$2.20	16.9%	$16	$12	$16	$13	2.2x	1.1x	0.7x	0.4x	89.0%
Cidara	0.48	32.5%	34	2	53	(17)	NM	NM	NM	NM	(0.4%)
Contrafect	0.10	2.3%	5	3	18	(10)	NM	NM	NM	NM	NM
Cormedix	3.79	47.2%	156	1	59	98	NM	26.1x	7.6x	1.8x	311.6%
Iterum	1.00	13.6%	12	32	64	(20)	NM	NM	NM	NM	NM
Nabriva	1.89	10.6%	6	6	15	(3)	NM	NM	NM	NM	46.7%
Scynexis	1.80	23.7%	59	48	96	11	2.3x	1.9x	0.7x	0.3x	32.1%
Spero	1.61	9.9%	83	7	50	40	1.0x	1.5x	0.8x	1.0x	21.8%
Median		**15.3%**	**$25**	**$7**	**$52**	**$4**	**2.2x**	**1.7x**	**0.8x**	**0.7x**	**39.4%**
Mean		**19.6%**	**$46**	**$14**	**$46**	**$14**	**1.8x**	**7.6x**	**2.5x**	**0.9x**	**83.4%**

Source Company Filings, Capital IQ as of 12/19/2022

E. Additional Management Forecast Detail

Additional Management Forecast Detail

December 2022 LRP: Overview of Planned Headcount Reduction by Function through 2023

Functional Area	Current Headcount	Reduction #	Reduction %	2023 Plan[1] Headcount
Executive	3	-	-	3
Finance	14	3	21.4%	11
IT	5	1	20.0%	4
HR	6	2	33.3%	4
BD	1	-	-	1
Legal	8	1	12.5%	7
Total G&A	**37**	**7**	18.9%	**30**
Commercial (non-field)	25	5	20.0%	20
Commercial (field)	161	43	26.7%	118
Med Affairs (non-field)	5	1	20.0%	4
Med Affairs (field)	18	1	5.6%	17
Total S&M	**209**	**50**	23.9%	**159**
Total SG&A	**246**	**57**	23.2%	**189**
R&D Mgmt	1	-	-	1
Regulatory	10	2	20.0%	8
Tech Ops/ Mfg	12	4	33.3%	8
Clinical	11	4	36.4%	7
Total R&D	**34**	**10**	29.4%	**24**
Total Company	**280**	**67**	23.9%	**213**


G&A
37
(19%)
30
Current
2023 Plan

- Reduction in support staff / non-critical auxiliary roles, with largest reductions in Finance and HR functions


S&M
209
(24%)
159
Current
2023 Plan

- Sales and marketing reductions downsized to support lower long-term revenue base
- Reduction to existing sales territories (22 community territories, 8 hospital territories)
- ~25% reduction in headcount


R&D
34
(30%)
24
Current
2023 Plan

- R&D organization streamlined reflecting renewed focus on long-term commercial execution and profitability

Source: Pinto Management
1 Planned headcount reductions to take effect by 2Q 2023

Additional Management Forecast Detail

December 2022 Long-Range Plan: Net Working Capital Projections

MOELIS & COMPANY

SUMMARY REVENUE AND COGS DETAIL

($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue (excl. BARDA procurements)	*119.5*	*166.9*	*209.6*	*258.2*	*318.3*	*366.7*	*418.1*	*474.8*	*531.5*	*527.2*	*219.7*
COGS (incl. royalties)	*22.0*	*17.2*	*30.9*	*39.5*	*49.9*	*48.1*	*65.4*	*74.7*	*83.5*	*82.9*	*34.5*

NET WORKING CAPITAL PROJECTIONS (DAYS OUTSTANDING RATIOS)

($ in millions)	2022E (1)	2023E (1)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
(2) Accounts Receivable	($41.1)	$28.3	($9.7)	($11.0)	($13.6)	($11.0)	($11.6)	($12.8)	($12.8)	$1.0	$69.6
(3) Inventories	(0.1)	(5.0)	(7.0)	(4.4)	(5.3)	0.9	(8.9)	(4.7)	(4.5)	0.3	24.7
(5) Other Receivables	-	-	(1.2)	(1.4)	(1.7)	(1.4)	(1.5)	(1.6)	(1.6)	0.1	8.7
(5) Prepaid and Other Current Assets	0.0	0.0	(4.1)	(4.6)	(5.7)	(4.6)	(4.9)	(5.4)	(5.4)	0.4	29.2
(4) Accounts Payable	(0.5)	0.0	3.4	2.1	2.6	(0.4)	4.3	2.3	2.2	(0.2)	(12.1)
(5) Accrued Expenses	-	-	14.9	9.3	11.3	(1.9)	18.8	10.1	9.7	(0.7)	(52.6)
(5) Other Current Liabilities	0.7	(0.8)	1.6	1.0	1.2	(0.2)	2.0	1.1	1.0	(0.1)	(5.5)
Total Change in Net Working Capital	**($40.9)**	**$22.5**	**($2.0)**	**($8.9)**	**($11.2)**	**($18.6)**	**($1.6)**	**($11.1)**	**($11.5)**	**$0.9**	**$61.9**
Implied % of Change in Sales	*39.1%*	*44.4%*	*4.8%*	*18.4%*	*18.6%*	*38.3%*	*3.2%*	*19.6%*	*20.2%*	*20.1%*	*20.1%*

COMMENTARY

1. 4Q 2022E and 2023E working capital projected directly by Pinto Management
   - Includes a ~$40mm increase accounts receivable in 4Q 2022 due to recognition of anticipated BARDA procurement; subsequently reversed in 1Q 2023
2. Accounts receivable projected based on Days Sales Outstanding ratio; 2021 actual figure held constant through projection period
3. Inventory projected based on Days Inventory held ratio; 2021 actual figure held constant through projection period
4. Accounts payable projected based on Days Payable Outstanding ratio; 2021 actual figure held constant through projection period
5. Other net working capital line items projected as percentage of revenue and cost of goods sold

Source Pinto Management Projections (received 12/12/2022)

Additional Management Forecast Detail

December 2022 Risk-Adjusted Long-Range Plan: Net Working Capital Projections

MOELIS & COMPANY

SUMMARY REVENUE AND COGS DETAIL

($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue (excl. BARDA procurements)	*119.5*	*160.1*	*192.3*	*225.0*	*262.1*	*278.5*	*297.5*	*337.6*	*377.7*	*374.6*	*156.1*
COGS (incl. royalties)	*25.6*	*20.2*	*33.7*	*40.1*	*46.9*	*38.0*	*48.4*	*55.1*	*61.5*	*61.0*	*25.4*

NET WORKING CAPITAL PROJECTIONS (DAYS OUTSTANDING RATIOS)

	($ in millions)	2022E (1)	2023E (1)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
2	Accounts Receivable	($41.1)	$28.3	($7.3)	($7.4)	($8.4)	($3.7)	($4.3)	($9.1)	($9.1)	$0.7	$49.4
3	Inventories	(0.1)	(5.0)	(6.9)	(3.3)	(3.5)	4.6	(5.4)	(3.4)	(3.3)	0.3	18.2
5	Other Receivables	-	-	(0.9)	(0.9)	(1.0)	(0.5)	(0.5)	(1.1)	(1.1)	0.1	6.2
5	Prepaid and Other Current Assets	0.0	0.0	(3.1)	(3.1)	(3.5)	(1.6)	(1.8)	(3.8)	(3.8)	0.3	20.8
4	Accounts Payable	(0.5)	0.0	3.4	1.6	1.7	(2.2)	2.6	1.7	1.6	(0.1)	(8.9)
5	Accrued Expenses	-	-	14.8	7.0	7.4	(9.8)	11.4	7.3	7.0	(0.5)	(38.7)
5	Other Current Liabilities	0.7	(0.8)	1.5	0.7	0.8	(1.0)	1.2	0.8	0.7	(0.1)	(4.1)
	Total Change in Net Working Capital	**($40.9)**	**$19.3**	**$1.5**	**($5.4)**	**($6.6)**	**($14.2)**	**$3.2**	**($7.7)**	**($8.0)**	**$0.6**	**$42.8**
	Implied % of Change in Sales	*71.0%*	*47.5%*	*4.7%*	*(16.5%)*	*(17.7%)*	*(86.4%)*	*16.9%*	*(19.3%)*	*(19.9%)*	*(19.6%)*	*(19.6%)*

COMMENTARY

1. 4Q 2022E and 2023E working capital projected directly by Pinto Management
   - Includes a ~$40mm increase accounts receivable in 4Q 2022 due to recognition of anticipated BARDA procurement; subsequently reversed in 1Q 2023
2. Accounts receivable projected based on Days Sales Outstanding ratio; 2021 actual figure held constant through projection period
3. Inventory projected based on Days Inventory held ratio; 2021 actual figure held constant through projection period
4. Accounts payable projected based on Days Payable Outstanding ratio; 2021 actual figure held constant through projection period
5. Other net working capital line items projected as percentage of revenue and cost of goods sold

Source Pinto Management Projections (received 12/12/2022)

Additional Management Forecast Detail

December 2022 Long-Range Plan: Federal Tax Credit and NOL Utilization Schedule

	($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1 **Federal R&D Tax Credits[1]** *~$13mm as of 12/31/21*	**Pretax Income**	($43.3)	($36.5)	$10.3	$30.2	$115.2	$126.6	$153.2	$203.9	$248.3	$248.3	$110.6
	Max Usable Federal Credit (21%)	-	-	2.2	6.3	24.2	26.6	32.2	42.8	52.1	52.1	23.2
	Beginning Balance	12.8	12.3	11.7	9.1	2.7	-	-	-	-	-	-
	(-) Expired	(0.5)	(0.6)	(0.5)	(0.1)	(0.2)	-	-	-	-	-	-
	(+/-) Added / Utilized	-	-	(2.2)	(6.3)	(2.5)	-	-	-	-	-	-
	Ending Balance	12.3	11.7	9.1	2.7	-	-	-	-	-	-	-
	Memo: Implied Pretax Income Offset	-	-	(10.3)	(30.2)	(11.7)	-	-	-	-	-	-
2 **Federal Net Operating Losses Post-2017** *~$309mm as of 12/31/21*	**Pretax Income Available for Post-2018 NOLs**	($43.3)	($36.5)	-	-	$103.5	$126.6	$153.2	$203.9	$248.3	$248.3	$110.6
	80% Limited	(34.6)	(29.2)	-	-	82.8	101.3	122.6	163.1	198.6	198.6	88.5
	Beginning Balance	309.4	352.7	389.2	389.2	389.2	306.4	205.1	82.5	-	-	-
	(-) Expired	-	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	43.3	36.5	-	-	(82.8)	(101.3)	(122.6)	(82.5)	-	-	-
	Ending Balance	352.7	389.2	389.2	389.2	306.4	205.1	82.5	-	-	-	-
Federal Net Operating Losses Pre-2018 ~$170mm as of 12/31/21	**Remaining Available for Pre-2018 NOLs**	-	-	-	-	$20.7	$25.3	$30.6	$121.3	$248.3	$248.3	$110.6
	Not Limited	-	-	-	-	20.7	25.3	30.6	121.3	248.3	248.3	110.6
	Beginning Balance	169.8	169.8	169.8	169.8	169.8	149.1	123.8	93.2	-	-	-
	(-) Expired	-	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	-	-	-	-	(20.7)	(25.3)	(30.6)	(93.2)	-	-	-
	Ending Balance	169.8	169.8	169.8	169.8	149.1	123.8	93.2	-	-	-	-
Total Federal Tax Credits and NOLS	**Cash Flow - Federal Tax Credits**	-	-	2.2	6.3	2.5	-	-	-	-	-	-
	Cash Flow - Federal NOLs	-	-	-	-	21.7	26.6	32.2	36.9	-	-	-
	Memo: Implied Total Pretax Income Offset	-	-	10.3	30.2	115.2	126.6	153.2	175.7	-	-	-
	Implied % Offset	-	-	100.0%	100.0%	100.0%	100.0%	100.0%	86.2%	-	-	-

1. Federal R&D tax credits based on management-estimated federal tax rate of 21.0%
   - 12/31/2021 balance of ~$12.8mm per public filings; management-estimated 12/31/2022 balance of $12.3mm due to expiration of $0.5mm in tax credits in 2022
2. Federal Net Operating Losses of ~$589mm per filings
   - Federal NOLs generated after 2017 use limited to 80% of pretax income annually
   - Federal NOLs generated prior to the start of 2018 not limited to pretax income threshold
   - NOL balance reflects Section 382 analysis performed by EY in 2016 following reverse merger with Transcept; total limitation of ~$110mm of pre-2018 NOLs[2]

Source: Company filings, Pinto Management Projections (received 12/12/2022); expiration schedules, rates and assumptions per Pinto management

1. Includes Orphan Tax Credits of $377,041
2. Reflects useable amount per Section 382 analysis performed by EY in 2016 and reaffirmed in 2022; reflects ownership changes from 2014 reverse merger transaction with Transcept Pharmaceuticals and resulting limitation of ~$110mm NOLs generated prior to the merger; federal NOL balance per public filings of $589mm along with corresponding valuation allowance as advised by EY

Additional Management Forecast Detail

December 2022 Long-Range Plan: State Tax Credit and NOL Utilization Schedule

MOELIS & COMPANY

	($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1 State R&D Tax Credits *~$2mm as of 12/31/21*	**Pretax Income**	($43.3)	($36.5)	$10.3	$30.2	$115.2	$126.6	$153.2	$203.9	$248.3	$248.3	$110.6
	Max Usable State Credit (6.5%)	-	-	0.7	2.0	7.5	8.2	9.9	13.2	16.1	16.1	7.2
	Beginning Balance	1.9	1.4	1.4	0.7	-	-	-	-	-	-	-
	(-) Expired	(0.5)	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	-	-	(0.7)	(0.7)	-	-	-	-	-	-	-
	Ending Balance	1.4	1.4	0.7	-	-	-	-	-	-	-	-
	Memo: Implied EBIT Offset	-	-	(10.3)	(10.7)	-	-	-	-	-	-	-
2 State Net Operating Losses *~$439mm as of 12/31/21*	**Pretax Income Available for State NOLs**	($43.3)	($36.5)	-	$19.4	$115.2	$126.6	$153.2	$203.9	$248.3	$248.3	$110.6
	Not Limited	(43.3)	(36.5)	-	19.4	115.2	126.6	153.2	203.9	248.3	248.3	110.6
	Beginning Balance	439.0	482.3	518.8	518.8	499.4	384.2	257.6	104.4	-	-	-
	(-) Expired	-	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	43.3	36.5	-	(19.4)	(115.2)	(126.6)	(153.2)	(104.4)	-	-	-
	Ending Balance	482.3	518.8	518.8	499.4	384.2	257.6	104.4	-	-	-	-
Total State Tax Credits and NOLS	**Cash Flow - State Tax Credits**	-	-	0.7	0.7	-	-	-	-	-	-	-
	Cash Flow - State NOLs	-	-	-	1.3	7.5	8.2	9.9	6.8	-	-	-
	Memo: Implied Total Pretax Income Offset	-	-	10.3	30.2	115.2	126.6	153.2	104.4	-	-	-
	Implied % Offset	-	-	100.0%	100.0%	100.0%	100.0%	100.0%	51.2%	-	-	-
Grand Total	**Total Cash Flow Federal & State Tax Credits**	-	-	2.8	7.0	2.5	-	-	-	-	-	-
	Total Cash Flow Federal & State NOLs	-	-	-	1.3	29.2	34.8	42.1	43.7	-	-	-

1. State R&D tax credits based on management-estimated blended state tax rate of ~6.5% across states of business
   - 12/31/2021 balance of ~$1.9mm per public filings; management-estimated 12/31/2022 balance of $1.4mm due to expiration of $0.5mm in tax credits in 2022
2. State net operating losses not limited by pretax income threshold and cash savings calculated with blended state tax rate
   - 12/31/2021 balance of ~$439.0mm per public filings; management-estimated 12/31/2022 balance of $482.3mm based on December 2022 Long Range Plan

Source Company filings, Pinto Management Projections (received 12/12/2022); expiration schedules, rates and assumptions per Pinto management

Additional Management Forecast Detail

December 2022 Risk-adjusted LRP: Federal Tax Credit and NOL Utilization Schedule

	($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1 Federal R&D Tax Credits[1] ~$13mm as of 12/31/21	**Pretax Income**	($46.9)	($46.2)	($6.4)	$2.4	$70.9	$62.8	$68.4	$109.4	$140.1	$140.2	$62.6
	Max Usable Federal Credit (21%)	-	-	-	0.5	14.9	13.2	14.4	23.0	29.4	29.4	13.1
	Beginning Balance	12.8	12.3	11.7	11.2	10.7	-	-	-	-	-	-
	(-) Expired	(0.5)	(0.6)	(0.5)	(0.1)	(0.2)	-	-	-	-	-	-
	(+/-) Added / Utilized	-	-	-	(0.5)	(10.5)	-	-	-	-	-	-
	Ending Balance	12.3	11.7	11.2	10.7	-	-	-	-	-	-	-
	Memo: Implied Pretax Income Offset	-	-	-	(2.4)	(49.8)	-	-	-	-	-	-
2 Federal Net Operating Losses Post-2017 ~$309mm as of 12/31/21	**Pretax Income Available for Post-2018 NOLs**	($46.9)	($46.2)	($6.4)	-	$21.1	$62.8	$68.4	$109.4	$140.1	$140.2	$62.6
	80% Limited	(37.5)	(37.0)	(5.1)	-	16.9	50.2	54.7	87.6	112.1	112.2	50.1
	Beginning Balance	309.4	356.3	402.6	409.0	409.0	392.1	341.9	287.2	199.6	87.5	-
	(-) Expired	-	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	46.9	46.2	6.4	-	(16.9)	(50.2)	(54.7)	(87.6)	(112.1)	(87.5)	-
	Ending Balance	356.3	402.6	409.0	409.0	392.1	341.9	287.2	199.6	87.5	-	-
Federal Net Operating Losses Pre-2018 ~$170mm as of 12/31/21	**Remaining Available for Pre-2018 NOLs**	-	-	-	-	$4.2	$12.6	$13.7	$21.9	$28.0	$52.7	$62.6
	Not Limited	-	-	-	-	4.2	12.6	13.7	21.9	28.0	52.7	62.6
	Beginning Balance	169.8	169.8	169.8	169.8	169.8	165.6	153.0	139.4	117.5	89.4	36.7
	(-) Expired	-	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	-	-	-	-	(4.2)	(12.6)	(13.7)	(21.9)	(28.0)	(52.7)	(36.7)
	Ending Balance	169.8	169.8	169.8	169.8	165.6	153.0	139.4	117.5	89.4	36.7	-
Total Federal Tax Credits and NOLS	**Cash Flow - Federal Tax Credits**	-	-	-	0.5	10.5	-	-	-	-	-	-
	Cash Flow - Federal NOLs	-	-	-	-	4.4	13.2	14.4	23.0	29.4	29.4	7.7
	Memo: Implied Total Pretax Income Offset	-	-	-	2.4	70.9	62.8	68.4	109.4	140.1	140.2	36.7
	Implied % Offset	-	-	-	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	58.7%

Source: Company filings, Pinto Management Projections (received 12/12/2022); expiration schedules, rates and assumptions per Pinto management

1 Includes Orphan Tax Credits of $377,041

Additional Management Forecast Detail

December 2022 Risk-adjusted LRP: State Tax Credit and NOL Utilization Schedule

	($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1 State R&D Tax Credits *~$2mm as of 12/31/21*	Pretax Income	($46.9)	($46.2)	($6.4)	$2.4	$70.9	$62.8	$68.4	$109.4	$140.1	$140.2	$62.6
	Max Usable State Credit (6.5%)	-	-	-	0.2	4.6	4.1	4.4	7.1	9.1	9.1	4.1
	Beginning Balance	1.9	1.4	1.4	1.4	1.2	-	-	-	-	-	-
	(-) Expired	(0.5)	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	-	-	-	(0.2)	(1.2)	-	-	-	-	-	-
	Ending Balance	1.4	1.4	1.4	1.2	-	-	-	-	-	-	-
	Memo: Implied EBIT Offset	-	-	-	(2.4)	(18.7)	-	-	-	-	-	-
2 State Net Operating Losses *~$439mm as of 12/31/21*	Pretax Income Available for State NOLs	($46.9)	($46.2)	($6.4)	-	$52.3	$62.8	$68.4	$109.4	$140.1	$140.2	$62.6
	Not Limited	(46.9)	(46.2)	(6.4)	-	52.3	62.8	68.4	109.4	140.1	140.2	62.6
	Beginning Balance	439.0	486.0	532.2	538.6	538.6	486.4	423.6	355.2	245.8	105.6	-
	(-) Expired	-	-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized	46.9	46.2	6.4	-	(52.3)	(62.8)	(68.4)	(109.4)	(140.1)	(105.6)	-
	Ending Balance	486.0	532.2	538.6	538.6	486.4	423.6	355.2	245.8	105.6	-	-
Total State Tax Credits and NOLS	Cash Flow - State Tax Credits	-	-	-	0.2	1.2	-	-	-	-	-	-
	Cash Flow - State NOLs	-	-	-	-	3.4	4.1	4.4	7.1	9.1	6.8	-
	Memo: Implied Total Pretax Income Offset	-	-	-	2.4	70.9	62.8	68.4	109.4	140.1	105.6	-
	Implied % Offset	-	-	-	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	75.3%	-
Grand Total	Total Cash Flow Federal & State Tax Credits	-	-	-	0.6	11.7	-	-	-	-	-	-
	Total Cash Flow Federal & State NOLs	-	-	-	-	7.8	17.2	18.8	30.1	38.5	36.3	7.7

Source Company filings, Pinto Management Projections (received 12/12/2022); expiration schedules, rates and assumptions per Pinto management

F. Additional Reference Material

Strategic Merits and Considerations for Combination with [redacted]

PINTO STRATEGIC MERITS

- ✓ [redacted] brings a far stronger balance sheet and P&L vs. Pinto standalone need for convert restructuring and dilutive financing
- ✓ Continued growth of [redacted] could add meaningful top-line growth and cash flows
  - [redacted]
- ✓ Complementary community commercial focus
  - Potential to leverage Pinto's proven commercial capabilities to support [redacted]
- ✓ [redacted] adds development pipeline candidates for future growth opportunities
  - [redacted]

PINTO STRATEGIC CONSIDERATIONS

- ✗ Strategic fit appears modest with limited therapeutic area overlap and synergy potential
  - What overlap exists in the community setting serves as a combined platform for further growth
- ✗ Pursuing transaction may be a distraction and/or delay required fundraising decisions

Additional Reference Material

[redacted]

MOELIS & COMPANY

CHALLENGED PATENTS	LEGAL PROCEEDING	KEY MILESTONES TO DATE	FAVORABLE RESOLUTION?	COMMENTARY
[redacted]				

Source: Company Filings, U.S. Patent & Trademark Office, PACER

[redacted]

Additional Reference Material

Biotech Premiums Paid (For Reference Only)

UNAFFECTED PREMIUMS – PRIOR BIOTECH TRANSACTIONS

Spec Pharma Transactions
★ *Included Equity Consideration*

	Unaffected Premiums	*Premium to 30-day VWAP*
All Transactions Average:	90%	89%
All Transactions Median:	69%	73%
Spec Pharma Average:	58%	55%
Spec Pharma Median:	50%	48%


142%
132%
44%
35%[1]
70%
174%
46%
148%[2]
45%
272%
112%
53%
134%
79%
12%
68%
36%
204%[3]
23%[4]
79%
76%
47%
80%
100%
79%
54%
50%
39%
336%
122%
116%
89%[5]
39%
49%
43%
121%
50%[6]
55%

Date	May-20	May-20	Aug-20	Aug-20	Aug-20	Aug-20	Sep-20	Oct-20	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21	May-21	Jun-21	Aug-21	Aug-21	Sep-21
TV (bn)	$0.6	$1.5	$0.6	$3.3	$5.9	$2.2	$0.7	$2.9	$0.6	$1.7	$1.0	$2.7	$1.6	$1.7	$0.3	$1.4	$2.6	$1.9	$8.9
Prem. to 30-day VWAP	128%	158%	53%	24%	69%	152%	42%	55%	57%	249%	153%	47%	184%	101%	12%	63%	36%	174%	33%

Date	Sep-21	Oct-21	Oct-21	Nov-21	Dec-21	Jan-22	Feb-22	Apr-22	Apr-22	Apr-22	Jun-22	Aug-22	Aug-22	Aug-22	Sep-22	Oct-22	Oct-22	Oct-22	Nov-22
TV (bn)	$1.8	$0.5	$0.6	$2.7	$6.0	$1.6	$0.6	$1.0	$1.4	$0.2	$4.0	$3.7	$5.4	$0.9	$0.7	$0.5	$0.5	$2.9[7]	$0.4
Prem. to 30-day VWAP	95%	70%	37%	78%	76%	85%	86%	41%	57%	249%	143%	121%	89%	63%	79%	76%	101%	19%	43%

Source: Company Information, MergerMarket, Capital IQ
Note: All transaction values and premiums exclude CVR payments. Excludes transactions above $10bn
1 Represents 35% premium over Principia closing price on 07/15/2020; 10% premium over Principia closing price 08/14/2020
2 Represents premium to 60-day VWAP
3 Represents 204% premium over Trillium closing price on 08/20/2021
4 Transaction withdrawn
5 Represents premium to unaffected share price as of 8/3/2022
6 Represents premium to unaffected share price as of 9/30/2022
7 Implied TEV based on purchase price and Sumitovant's existing ~52% stake in Myovant